UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Rambus Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE VIRTUALLY HELD ON APRIL 30, 2020

To our stockholders:

You are cordially invited to virtually attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Rambus Inc. (“Rambus”). The Annual Meeting will be held virtually via live webcast at http://www.virtualshareholdermeeting.com/RMBS2020 on Thursday, April 30, 2020 at 9:00 a.m. Pacific Time. You will be able to attend the Annual Meeting online and submit questions during the Annual Meeting by visiting the website listed above. You will also be able to vote your shares electronically during the Annual Meeting. The Annual Meeting will be held online only.

The following matters will be voted on during the Annual Meeting:

1.	Election of three Class I directors;

2.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	Advisory vote to approve named executive officer compensation;

4.	Approval of an amendment to the Rambus 2015 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 7,800,000;

5.	Approval of an amendment to the Rambus 2015 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000; and

6.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We are not aware of any other business to come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement which is available at http://www.proxyvote.com. This notice, the Notice of Internet Availability, our 2019 Annual Report, our Proxy Statement for the Annual Meeting and the form of proxy are first being made available to stockholders on or about March 13, 2020.

Only stockholders of record as of March 4, 2020 may virtually attend, vote shares, or submit questions online during the Annual Meeting. Whether or not you plan to virtually attend the meeting, please vote at http://www.proxyvote.com, call 1-800-690-6903 or complete, sign, date and return the proxy card. Returning the proxy card does NOT deprive you of your right to virtually attend the meeting and to vote your shares during the Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read our Proxy Statement carefully. We look forward to your virtual attendance of the Annual Meeting.

By Order of the Board of Directors,

/s/ Jae Kim
Jae Kim
Senior Vice President, General Counsel and Secretary

Sunnyvale, California

March 13, 2020

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE MEETING, PLEASE VOTE AT HTTP://WWW.PROXYVOTE.COM AS INSTRUCTED ON THE PROXY CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, CALL 1-800-690-6903 OR COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE

RAMBUS INC.

PROXY STATEMENT

FOR

2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE MEETING	2
PROPOSAL ONE: ELECTION OF DIRECTORS	9
NOMINEES FOR CLASS I DIRECTORS	10
DEPARTING CLASS I DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING	11
CLASS II DIRECTORS	12
CORPORATE GOVERNANCE	14
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
PROPOSAL THREE: NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	24
PROPOSAL FOUR: APPROVAL OF AN AMENDMENT TO THE RAMBUS 2015 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 7,800,000	25
PROPOSAL FIVE: APPROVAL OF AN AMENDMENT TO THE RAMBUS 2015 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000	39
EQUITY COMPENSATION PLAN INFORMATION	45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS	54
COMPENSATION COMMITTEE REPORT	67
EXECUTIVE COMPENSATION TABLES	68
AUDIT COMMITTEE REPORT	78
CORPORATE RESPONSIBILITY AND REPUTATION	79
OTHER MATTERS	81

i

RAMBUS INC.

PROXY STATEMENT

FOR

2020 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board” or “Board of Directors”) of Rambus Inc. (“Rambus,” “we,” “us” or the “Company”) is providing these proxy materials to you for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually via live webcast at http://www.virtualshareholdermeeting.com/RMBS2020 on Thursday, April 30, 2020 at 9:00 a.m. Pacific Time, and at any postponement or adjournment of the meeting. You will be able to vote during the meeting. The purpose of the Annual Meeting is described in the Notice of Annual Meeting of Stockholders.

Rambus has been conducting its Annual Stockholder Meeting through a virtual live webcast since our Annual Stockholder Meeting held on April 24, 2014. We are continuously exploring technologies and services that will best permit our stockholders to engage with us and exercise their vote and we have continued to conduct annual stockholder meetings on a virtual basis because we believe they are more beneficial than holding a live meeting. For annual stockholder meetings prior to 2014, our annual meetings required us to rent a large facility, provide catered breakfast and snacks, and hire professional security in the event of unforeseen incidents that could pose a safety risk. Attendance at our in-person annual stockholder meetings was typically fewer than 10 individuals. Questions were seldom asked and, in most cases, the meeting was concluded as soon as the Board proposals were approved. Compared to this costly and inefficient format, the webcast technology and the mechanics of a virtual meeting offer an attractive alternative. With virtual meetings, we have experienced significant cost savings and are able to conduct annual stockholder meetings at our headquarters in Sunnyvale, California. We believe that a virtual annual meeting of stockholders provides all of the rights and opportunities for stockholders to participate as they would at an in-person meeting, but offers a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person. Our virtual meeting provider permits stockholders to ask questions before and during the meeting. The virtual meeting provider, Broadridge, administers these questions by providing shareholders information regarding (i) time guidelines for their questions, rules around what types of questions are allowed, and rules for how questions and comments will be recognized and disclosed to meeting participants; (ii) procedures, if any, for posting appropriate questions received during the meeting and the Company’s answers, on their website as soon as is practical after the meeting; (iii) support in addressing technical and logistical issues related to accessing the virtual meeting platform; and (iv) procedures for accessing live technical support to assist in the event of any difficulties accessing the virtual meeting. We believe our stockholders’ increased opportunity to participate in the annual meeting virtually should assuage any concerns about disenfranchisement of our stockholder base as a result of our transition away from in-person meetings. You will be able to attend the Annual Meeting online, submit questions, and obtain the information noted above by visiting http://www.virtualshareholdermeeting.com/RMBS2020.

Our principal executive office is located at 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089; our telephone number is (408) 462-8000. The Notice of Internet Availability of Proxy Materials (the “Internet Notice”) was first mailed on or about March 13, 2020 to stockholders of record as of March 4, 2020 and these proxy solicitation materials combined with our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”) were first made available to you on the Internet, on or about March 13, 2020. We maintain a website at http://www.rambus.com. The information on our website is not a part of this Proxy Statement.

GENERAL INFORMATION ABOUT THE MEETING

Who May Attend

You may virtually attend the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner (as described below) as of the close of business on March 4, 2020 (the “Record Date”).

Stockholders of Record. If your shares are registered directly in your name, then you are considered to be the stockholder of record with respect to those shares, and we are providing these proxy materials directly to you. Instructions on how to virtually attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/RMBS2020. Stockholders may vote while virtually attending the meeting on the Internet.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee will forward these proxy materials to you. Your broker, bank or nominee is considered to be the stockholder of record with respect to those shares. “Street name” stockholders who wish to vote virtually during the Annual Meeting will need to obtain a proxy form from the broker, bank or nominee that holds their shares and that broker, bank or nominee will likely require voting instructions to be submitted before the deadline listed above. Please consult your broker, bank or nominee for additional information on how to vote your shares.

Internet Notice

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. Accordingly, the Internet Notice has been sent to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found on the Internet Notice. In addition, the Internet Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholder meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are changing or terminating your request.

Who May Vote	You may vote during the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner, as of the close of business on the Record Date. As of that date, we had a total of

113,273,471 shares of common stock outstanding, which were held of record by approximately 458 stockholders. You are entitled to one vote for each share of our common stock that you own as of the Record Date.

As of the Record Date, we had no shares of preferred stock outstanding.

Voting Your Proxy

Stockholders of Record. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by:

•  voting via the internet at http://www.proxyvote.com;

•  voting by telephone at 1-800-690-6903; or

•  voting by mail (if you requested printed copies of the proxy materials to be mailed to you), by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Even if you vote your shares by proxy, you may also choose to virtually attend the Annual Meeting and vote your shares during the meeting. If you provide instructions in your completed proxy card, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” all of the proposals described herein.

Beneficial Owners. If you are the beneficial owner of shares held in street name, you have the right to direct your broker, bank or nominee how to vote. Your broker, bank or nominee has enclosed with these materials or provided voting instructions for you to use in directing such broker, bank or nominee how to vote your shares.

Discretionary Voting Power; Matters to be Presented

We are not aware of any matters to be presented during the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented during the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy prior to the new meeting date.

Changing Your Vote

Subject to any rules your broker, bank or other nominee may have, you can change your vote or revoke your proxy before the Annual Meeting.

If you are a registered stockholder, you may change your vote by:

•  entering a new vote via the Internet or by telephone by 11:59 p.m. Eastern Time on April 29, 2020; or

•  virtually attending the Annual Meeting and voting.

If you are a registered stockholder, you may also revoke your proxy by providing our Corporate Secretary with a written notice of revocation prior to your shares being voted at the Annual Meeting. Such written notice of revocation should be hand delivered to our Corporate Secretary or mailed to and received by Rambus prior to the Annual Meeting at 1050 Enterprise Way, Suite 700, Sunnyvale 94089, Attention: Corporate Secretary.

If you are a street name stockholder, you may change your vote by:

•  submitting new voting instructions to your broker, bank or other nominee pursuant to instructions provided by such broker, bank or other nominee; or

•  virtually attending the Annual Meeting and voting; provided you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares.

If you are a street name stockholder, you must contact your broker, bank or other nominee that holds your shares to find out how to revoke your proxy.

Cost of this Proxy Solicitation	We will bear the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies in person or by telephone. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We have also hired Alliance Advisors LLC to help us solicit proxies from brokers, banks, nominees and other institutional owners. We expect to pay Alliance Advisors a fee of up to approximately $22,500 for its services, and we will reimburse certain of its out-of-pocket expenses.

Meeting Quorum	The Annual Meeting will be held if a majority of our outstanding shares of common stock entitled to vote are represented at the meeting (virtually or by proxy). If a quorum is not present during the Annual Meeting, the chairperson of the meeting or the stockholders virtually present or represented by proxy will have the power to adjourn the meeting until a quorum is present.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted during the Annual Meeting in accordance with the directions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•  “FOR” the election of Charles Kissner, Necip Sayiner and Luc Seraphin as Class I directors;

•  “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•  “FOR” the advisory vote to approve named executive officer compensation;

•  “FOR” the approval of an amendment to the Rambus 2015 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 7,800,000; and

• “FOR” the approval of an amendment to the Rambus 2015 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000.

Abstentions and Broker Non-Votes

We treat shares that are voted “ABSTAIN” during the meeting or by proxy as being:

•  present for purposes of determining whether or not a quorum is present during the Annual Meeting; and

•  entitled to vote on a particular subject matter during the Annual Meeting.

In the election of directors, any vote you make that is “ABSTAIN” for any nominee will not impact the election of that nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

For the other proposals, an “ABSTAIN” vote is the same as voting against the proposal.

If you hold your common stock through a broker, bank or nominee, the broker, bank or nominee may be prevented from voting these shares on non-routine matters (a “broker non-vote”) unless you have given the broker, bank or nominee voting instructions. Thus, if you hold your common stock through a broker, bank or nominee, it is critical that you provide your broker, bank or nominee with instructions on how to vote your shares if you want your vote to count. If you hold your common stock through a broker, bank or nominee and you do not instruct your broker, bank or nominee how to vote on Proposals One, Three, Four and Five, it will be considered a broker non-vote and no votes will be cast on your behalf with respect to such Proposals. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists, but do not count for or against any particular proposal.

Your broker, bank or nominee will have discretion to vote any uninstructed shares on Proposal Two, the Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm, which is a routine matter.

Procedure for Submitting Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

To be timely for our annual meeting of stockholders in 2021, a stockholder proposal made pursuant to Rule 14a-8 must be received by the Company’s Secretary at the principal executive offices of the Company not later than November 13, 2020.

Procedure for Submitting Stockholder Nominations

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.

Our bylaws provide that the only business that may be conducted at an annual meeting is business that is brought (A) pursuant to our proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the Company who (1) is a stockholder of record both at the time of giving notice of such business and on the record date for the determination of stockholders entitled to vote during the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in our bylaws.

To be timely for our annual meeting of stockholders in 2021, a stockholder proposal not made pursuant to Rule 14a-8 must be received by the Company’s Secretary at the principal executive offices of the Company:

•  not earlier than December 28, 2020; and

•  not later than January 27, 2021.

In the event we hold our 2021 annual meeting of stockholders more than 30 days prior to or more than 60 days after the one-year anniversary of the date of this year’s annual meeting, then notice of a stockholder proposal not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•  the 90th day prior to such annual meeting; or

•  the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Any notice of proposed business must contain specific information concerning the matters to be brought before the meeting in accordance with our bylaws. We urge you to read our bylaws in full in order to understand the requirements of bringing a proposal or nomination. If a notice containing all the required information is not timely delivered, your proposal will not be presented.

All notices of proposals by stockholders, whether or not they are intended to be included in our proxy materials, should be sent to Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, Attention: Secretary/General Counsel.

Availability of Bylaws	A copy of the full text of the bylaw provisions relating to our advance notice procedures may be obtained by writing to our Secretary/General Counsel or by accessing a copy of our bylaws, which are publicly available at http://www.sec.gov.

Communication with the Board of Directors

Our Board of Directors may be contacted by writing to them via mail at Board of Directors, Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089. If you wish to contact our Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters you may do so anonymously by using this mailing address and designating the communication as “confidential.”

Our process for handling communications to our Board of Directors is as follows:

Any stockholder communications that our Board of Directors receives will first go to our Secretary/General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log. Unless the communication is marked “confidential,” our Secretary/General Counsel will review, summarize and, if appropriate, draft a response to the communication. The summary and response will become part of the stockholder communications log that our Secretary/General Counsel maintains with respect to all stockholder communications. Our Secretary/General Counsel will then forward the stockholder communication to the member(s) of our Board of Directors (or committee chair, if the communication is addressed to a committee) for review.

Any stockholder communication marked “confidential” will be logged by our Secretary/General Counsel as “received” but will not be reviewed, opened or otherwise held by our Secretary/General Counsel. Such confidential correspondence will be forwarded to the addressee(s).

Annual Meeting Attendance	Members of our Board of Directors are encouraged but not required to virtually attend the Annual Meeting of Stockholders. The 2019 Annual Meeting of Stockholders was virtually attended by all members of our Board of Directors who were members at the time of the meeting.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy. Upon written or oral request, we will deliver promptly a separate copy of the Internet Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, Attention: Secretary, or ir@rambus.com, or place a collect call to the Company, at (408) 462-8000, and direct the call to Investor Relations.

Delivery of Proxy Materials	To receive current and future proxy materials, such as annual reports, proxy statements and proxy cards, in either paper or electronic form, please contact Investor Relations at ir@rambus.com or https://investor.rambus.com/investor-home/default.aspx, or place a collect call to the Company, at (408) 462-8000, and direct the call to Investor Relations.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE VIRTUALLY HELD ON APRIL 30, 2020

The Notice and Proxy Statement, Annual Report to Stockholders and Form 10-K Combo

document are available at http://www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

As of the date of this proxy statement, our Board of Directors is composed of eight members who are divided into two classes with overlapping two-year terms. At each annual meeting of stockholders, a class of directors is elected for a term of two years to succeed those directors whose terms expire on the annual meeting date. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of an equal number of directors. Any vacancy occurring mid-term will be filled by a majority of the other current members of the Board of Directors. There is no family relationship between any of our directors. As of the date of this proxy statement, we have four Class I directors and four Class II directors. E. Thomas Fisher has not been nominated for reelection, and his term will expire at the Annual Meeting. In connection with the expiration of Mr. Fisher’s term, the Board has determined that Necip Sayiner will be reclassified as a Class I Director and Meera Rao will be reclassified as a Class II director. Following the Annual Meeting, we expect that the Board of Directors will reduce the number of directors constituting the Board of Directors to seven.

Nominees

Three Class I directors are to be elected during the Annual Meeting for a two-year term ending in 2022. Based upon the recommendation of our Corporate Governance/Nominating Committee, our Board has nominated: Charles Kissner, Necip Sayiner and Luc Seraphin for election as Class I directors.

If any of these nominees is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors.

Vote Required	The Company’s bylaws provide that in uncontested elections nominees will be elected to the Board if the votes cast for a nominee’s election exceed the votes cast against such nominee’s election. In contested elections, nominees will be elected by a plurality of the votes cast by the holders of the shares virtually present or represented by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal. The Board of Directors, after taking into consideration the recommendation of the Corporate Governance/Nominating Committee of the Board, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election. There are no cumulative voting rights in the election of directors. Stockholders as of the Record Date may vote their shares for or against some, all or none of the Class I nominees.

Recommendation of the Board of Directors	The Board unanimously recommends that you vote “FOR” the election to the Board of Directors each of our Class I nominees.

Information About Nominees and Other Directors

The members of our Board of Directors have deep executive and board leadership experience derived from their respective tenures as executives and directors of technology companies of various sizes. The following table contains information regarding the Class I nominees and other directors as of March 13, 2020. This information includes the specific experience, qualifications, attributes and skills that led to our Board of Directors’ conclusion that the person should be nominated to serve as a director.

Nominees for Class I Directors

Name	Age	Principal Occupation and Business Experience
Charles Kissner	72	Mr. Kissner has served as a director since July 2012. Mr. Kissner also currently serves as Chair of our Board of Directors and Audit Committee, and as a member of our Corporate Governance/Nominating Committee. Mr. Kissner currently serves as chief executive officer of Digital Pillars, a private information systems company. From April 2013 to September 2017, Mr. Kissner served as Chairman of the Board of ShoreTel Inc., a business communications systems company acquired by Mitel Networks Corporation. He joined ShoreTel as a director in April 2006. From January 2007 to February 2015, he was Chairman of Aviat Networks and from June 2010 to July 2011, Mr. Kissner was Chairman and CEO. From 2010 to 2015, he served on the board of Meru Networks, a technology leader in the enterprise wireless systems market. From 1995 to 2006, he served as Chairman and CEO of Stratex Networks, a global provider of wireless transmission solutions. Mr. Kissner previously was Vice President and General Manager of M/A-COM, Inc., a manufacturer of radio and microwave communications products, President and CEO of Aristacom International, a communications software company, Executive Vice President of Fujitsu Network Switching, Inc., and held a number of executive positions at AT&T. He has also served on a number of other public and private boards, as well as not-for-profit boards such as the NPR Foundation and Angel Flight, Inc and KQED Public Media. Mr. Kissner holds a Bachelor of Science degree from California State Polytechnic University and a Master of Business Administration degree from Santa Clara University.

		Mr. Kissner’s experience as a director and executive of wireless technology and networking companies and, his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Necip Sayiner	54	Dr. Sayiner has served as a director since October 2019. He currently serves as a member of our Compensation Committee and Corporate Development Committee. He was most recently the executive vice president of Renesas Electronics Corporation from February 2017 to March 2019 and the president of Renesas Electronics America from July 2017 to March 2019. Previously, he was the president, chief executive officer and a director of Intersil Corporation, a leading provider of innovative power management and precision analog solutions, from March 2013 until its acquisition by Renesas Electronics Corporation in February 2017. Prior to Intersil, from September 2005 to April 2012, he served as president and chief executive officer, and director of Silicon Laboratories, a fabless semiconductor company engaged in the design of analog-intensive, mixed signal integrated circuits. Dr. Sayiner served as Chairman of the Semiconductor Industry Association, or SIA, from December 2015 to November 2016 and as Vice Chairman from November 2014 to December 2015. Dr. Sayiner was initially appointed to the Board of the SIA in September 2013. He also serves on the board of directors of Power Integrations. Dr. Sayiner holds a doctoral degree in Electrical Engineering from the University of Pennsylvania, a Master of Science degree in Engineering from Southern

Name	Age	Principal Occupation and Business Experience
		Illinois University, along with a Bachelor of Science degree in Electrical and Electronics Engineering and a Bachelor of Science degree in Physics from Bosphorus University in Turkey.

		Dr. Sayiner’s experience as chief executive officer and extensive engineering experience, along with his deep knowledge of the semiconductor industry and with his proven track records of successfully increasing company revenue growth and profitability led the Board of Directors to conclude that he should serve as a director.

Luc Seraphin	56	Mr. Seraphin is President & Chief Executive Officer. With over 20 years of experience managing global businesses, Mr. Seraphin brings the overall vision and leadership necessary to drive future growth for the company. Prior to this role, Mr. Seraphin was the senior vice president and general manager of the Memory and Interface Division, leading the development of the company’s innovative memory architectures and high-speed serial link solutions. Mr. Seraphin also served as the senior vice president of Worldwide Sales and Operations where he oversaw sales, business development, customer support and operations across the various business units within Rambus. Mr. Seraphin started his career as a field application engineer at NEC and later joined AT&T Bell Labs, which became Lucent Technologies and Agere Systems (now Avago Technologies). During his 18 years at Avago, Mr. Seraphin held several senior positions in sales, marketing and general management, culminating in his last position as executive vice president and general manager of the Wireless Business Unit. Following this, Mr. Seraphin held the position of general manager of a GPS startup company in Switzerland and was vice president of Worldwide Sales and Support at Sequans Communications. During his career, Mr. Seraphin has advised and supported companies in both the product and IP markets. Mr. Seraphin holds a bachelor’s degree in Mathematics and Physics and a master’s degree in Electrical Engineering from Ecole Superieure de Chimie, Physique, Electronique, based in Lyon, France where he majored in Computer Architecture. Mr. Seraphin also holds an MBA from the University of Hartford and has completed the senior executive program of Columbia University.

		Mr. Seraphin’s experience as a semiconductor and technology industry executive and his years of experience with the Company led the Board of Directors to conclude that he should serve as a director.

Departing Class I Directors with Terms Expiring at the Annual Meeting

Name	Age	Principal Occupation and Business Experience
E. Thomas Fisher	65	Mr. Fisher has served as a director since January 2015. Mr. Fisher also currently serves as a member of our Corporate Governance/Nominating Committee and Corporate Development Committee. He is currently executive advisor and senior vice president, business development of SAS. From February 2017 to March 2019, Mr. Fisher served as senior vice president and chief technology officer of MapR Technologies. From June 2011 to February 2017, Mr. Fisher served as senior vice president and chief information officer (“CIO”) of Global Commercial Cloud Services at Oracle

Name	Age	Principal Occupation and Business Experience
Corporation. Prior to joining Oracle, Mr. Fisher served as CIO and vice president of Cloud Computing at SuccessFactors, Inc., now SAP, from April 2009 to June 2011. Prior to joining SuccessFactors, Mr. Fisher spent seven years at Qualcomm where he served as CIO of CDMA Technologies. Before Qualcomm, he was vice president and acting chief technology officer at eBay Inc. Mr. Fisher holds a Bachelor of Arts degree from the University of North Carolina in Charlotte.

Mr. Fisher’s experience as a technology officer of high technology companies, his experience with cloud-based products and services as well as his business and leadership experience allow him to provide strategic guidance to the Board and the Company, which led the Board of Directors to conclude that he should serve as a director.

Class II Directors

Name	Age	Principal Occupation and Business Experience
Emiko Higashi	61	Ms. Higashi has served as a director since May 2017. Ms. Higashi currently serves as the chair of our Corporate Development Committee and a member of our Compensation Committee and Audit Committee. Ms. Higashi is a founder of Tohmon Capital Partners, LLC (formerly Tomon Partners, LLC), a strategy and M&A advisory firm based in San Francisco and primarily serving companies in technology and healthcare-related fields since 2003. Ms. Higashi also serves on the boards of Takeda Pharmaceutical Company Ltd. (TSE/NYSE), where she also serves on the Compensation Committee and Audit Supervisory Committee, Sanken Electric Co., LTD., where she also serves on the Compensation Committee, Audit Committee and Nominating Committee, and KLA Inc. (Nasdaq), where she also serves on the Compensation Committee. Prior to Tohmon Capital Partners, she was a co-founder and Chief Executive Officer of Gilo Ventures, a technology-focused venture capital firm, from 2000 to 2002. Before that, Ms. Higashi spent 15 years in investment banking. After beginning her investment banking career at Lehman Brothers from 1985 to 1988, Ms. Higashi was a founding member of Wasserstein Perella & Co. and the head of that firm’s technology M&A business from 1988 to 1994, and subsequently served as a managing director in charge of Merrill Lynch’s global technology M&A practice from 1994 until 2000. Prior to her investment banking career, Ms. Higashi spent two years as a consultant at McKinsey & Co. in Tokyo, Japan. She has also served on a number of other public and private boards. Ms. Higashi holds a B.A. from International Christian University in Tokyo, and an M.B.A. from Harvard Business School.

		Ms. Higashi’s experience in investment banking and finance, as a director of several publicly traded companies, and as a founder and partner of a venture capital firm, led the Board of Directors to conclude that she should serve as a director.

Meera Rao	59	Ms. Rao has served as a director since August 2019. Ms. Rao also currently serves as a member of our Audit Committee. She has held several senior executive positions, most recently from January 2011 to March 2016 as Chief Financial Officer at Monolithic Power Systems, a leading company

Name	Age	Principal Occupation and Business Experience
		in high-performance analog solutions, and as VP Finance from January 2009 to December 2010. Prior to Monolithic Power Systems, Ms. Rao has held various executive roles at leading technology companies, including Integration Associates Inc from 2004 to 2006, Atrica from 2002 to 2003, Raza Foundries from 2000 to 2002, NVIDIA February 1998 to May 1999 and AMD from 1988 to 1998. Ms. Rao is a certified public accountant (CPA) and holds a master’s degree in business administration from the University of Rochester in New York.

		Ms. Rao’s experience as a semiconductor and technology industry executive and her years of finance and operations experience led the Board of Directors to conclude that she should serve as a director.

Sanjay Saraf	52

Mr. Saraf has served as a director since July 2018. Mr. Saraf currently serves as a member of our Audit Committee and Corporate Development Committee. He currently serves as the executive vice president and chief technology officer at YapStone, Inc., a global payments FinTech company where he is responsible for product engineering cyber security, cloud infrastructure and AI/ML platforms. Prior to YapStone, from August 2012 to March 2017, Mr. Saraf was chief technology officer at Western Union (WU) Digital, where he led product engineering and launched web and mobile transaction processing applications leveraging massive data sets and advanced fraud detection based on AI/ML technologies. Prior to WU, Mr. Saraf held various senior leadership positions for a period of over ten years at Symantec Corporation, a global leader in enterprise and consumer security products. Prior to his technology career, Mr. Saraf spent several years in technology management consulting firms. Mr. Saraf has won several awards, including a Premier 100 Technology Leader Award by IDG Computerworld in 2017. He holds a B.S. in Engineering from the University of Bombay and a M.S. in Engineering from the University of Wyoming.

Mr. Saraf’s experience as chief technology officer of high technology companies, his expertise in the security, cloud engineering and AI/ML platform and his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Eric Stang	60	Mr. Stang has served as a director since July 2008 and served as Chairman of the Board from March 2013 to June 2019. Mr. Stang serves as Chair of our Compensation Committee and Corporate Governance/Nominating Committee. Mr. Stang currently serves as chairman, president and chief executive officer of Ooma, Inc., a cloud-based communications and connected services public company. He has held the position of Chairman since December 2014 and the positions of president, chief executive officer and director since January 2009. Prior to joining Ooma, Mr. Stang served as a director, chief executive officer and president of Reliant Technologies, Inc., a developer of medical technology solutions for aesthetic applications, from 2006 to 2008. Mr. Stang previously served as chief executive officer and president of Lexar Media, Inc., a provider of solid-state memory products from 2001 to 2006 and chairman from 2004 to 2006. From September 2013 until May 2017, he served on the board of Invensense, Inc. Mr. Stang also serves on the boards of private and nonprofit companies.

Name	Age	Principal Occupation and Business Experience
Mr. Stang holds an A.B. in Economics from Stanford University and M.B.A. from the Harvard Business School.

Mr. Stang’s experience as chief executive officer of high technology companies, his prior experience in the memory products market and his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Corporate Governance

Board of Directors Meetings and Committees

Our Board of Directors held a total of 15 meetings during 2019. During 2019, each member of our Board of Directors attended 75% or more of the meetings of the Board of Directors and of the committees, if any, of which she or he was a member.

Director Independence	Our Board of Directors has determined that each of the following directors, constituting a majority of our Board of Directors, has no material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” under the applicable Nasdaq and SEC rules: E. Thomas Fisher, Emiko Higashi, Charles Kissner, Meera Rao, Necip Sayiner, Sanjay Saraf and Eric Stang.

Currently, each of the committees of our Board of Directors is composed of independent directors as follows:

	Audit Committee:	Charles Kissner (Chair) Emiko Higashi Meera Rao Sanjay Saraf

	Compensation Committee:	Eric Stang (Chair) Emiko Higashi Necip Sayiner

	Corporate Governance/Nominating Committee:	Eric Stang (Chair) E. Thomas Fisher Charles Kissner

	Corporate Development Committee:	Emiko Higashi (Chair) E. Thomas Fisher Sanjay Saraf Necip Sayiner

Director Qualifications	Except as may be required by rules promulgated by Nasdaq or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for our Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess. The Corporate Governance/Nominating Committee considers a number of factors in its assessment of the appropriate skills and characteristics of members of the Board of Directors, as well as the composition of the Board of Directors as a whole. These factors include the members’ qualification as independent, as well as consideration of judgment, character, integrity, diversity, skills, and experience in such areas as operations, technology, finance, and the general needs of the Board of Directors and such other factors as the Corporate Governance/ Nominating Committee may consider appropriate. The Corporate Governance/ Nominating Committee does not have a formal policy with respect to diversity. However, the Board of Directors and the Corporate Governance/Nominating Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints. In considering candidates for the Board of Directors, the Board of Directors and the Corporate Governance/Nominating Committee consider the entirety of each candidate’s credentials in the context of the factors mentioned above.

Our directors have deep executive and board leadership experience from tenures at diverse technology companies of various sizes:

Board Member	Select Experience
Charles Kissner (2012) Non-Executive Chairman

•  Currently serves as chief executive officer of Digital Pillars

•  Previously Chairman of the Board at ShoreTel, Inc. and Chairman and CEO of Aviat Networks, Stratex Networks, and President and CEO of Aristacom International

E. Thomas Fisher (2015)	• Currently executive advisor and senior vice president, business development of SAS • Previously SVP and CTO of MapR Technologies and SVP and CIO of Global Commercial Cloud Services at Oracle
Emiko Higashi (2017)	• Currently founder and managing director of Tohmon Capital Partners • Previously co-founder and CEO of Gilo Ventures
Meera Rao (2019)	• Previously CFO of Monolithic Power Systems; VP, Finance of Monolithic Power Systems
Sanjay Saraf (2018)	• Currently EVP and CTO of YapStone, Inc. • Previously CTO of Western Union Digital
Necip Sayiner (2019)

•  Previously served as Executive Vice President and General Manager of Renesas Electronics Corporation

•  Previously served as President and Chief Executive Officer of Intersil Corporation and Silicon Laboratories

Luc Seraphin (2018) CEO	• Previously Interim CEO; SVP and GM, Memory and Interface Division; and SVP Worldwide Sales and Operations
Eric Stang (2008)	• Currently Chairman, President & CEO of Ooma, Inc. • Previously Director, CEO, and President of Reliant Technologies, CEO and President of Lexar Media

Corporate Governance Principles

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders’ interests and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Executive Sessions of the Independent Directors

It is the policy of the Board of Directors to have executive sessions of the independent directors at which only independent directors are present, typically in conjunction with the regularly scheduled meetings of the Board of Directors.

Committees of the Board of Directors

During 2019, our Board of Directors had four standing committees:

•  an Audit Committee,

•  a Compensation Committee,

•  a Corporate Governance/Nominating Committee, and

•  a Corporate Development Committee.

The following describes each standing committee, its function, its membership, and the number of meetings held during 2019.

Each of the standing committees operates under a written charter adopted by our Board of Directors. All of the current committee charters are available on our website at https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Audit Committee

Currently, the Audit Committee is composed of Emiko Higashi, Charles Kissner, Meera Rao and Sanjay Saraf, with Mr. Kissner serving as Chair. The Audit Committee oversees our corporate accounting and financial reporting processes and internal control over financial reporting, as well as our internal and external audits. The Audit Committee held 10 meetings during 2019. Its duties include:

•  Reviewing our accounting and financial reporting processes and internal control over financial reporting;

•  Providing oversight and review at least annually of our risk management policies, including our investment policy;

•  Retaining the independent registered public accounting firm, approving their fees, and providing oversight of communication with them;

•  Reviewing the plans, findings and performance of our internal auditors;

•  Reviewing our annual and quarterly financial statements and related disclosure documents; and

•  Overseeing special investigations into financial and other matters, as necessary.

Our Board of Directors has determined that Mr. Kissner is an “audit committee financial expert,” that Mr. Kissner is “financially sophisticated,” and that each other member of the Audit Committee is able to read and understand fundamental financial statements, each as required by Nasdaq. No member of the Audit Committee has a material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and each member of the Audit Committee satisfies the independence requirements for audit committee membership under the applicable Nasdaq and SEC rules.

The Audit Committee’s role is detailed in the Audit Committee Charter, which is available on our website at https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Compensation Committee

Currently, the Compensation Committee is composed of Emiko Higashi, Necip Sayiner and Eric Stang, with Mr. Stang serving as Chair. Our Board of Directors has determined that each of Ms. Higashi and Messrs. Sayiner and Stang are independent under the rules for compensation committee independence under the applicable Nasdaq and SEC rules. The Compensation Committee reviews and determines all forms of compensation, including base compensation, bonuses, and stock compensation, to be provided to our executive officers (including the named executive officers) and directors of Rambus. The Compensation Committee held 13 meetings during 2019. Its duties include:

•  Annually reviewing and approving the Chief Executive Officer (“CEO”) and other executive officers’ compensation in the context of their performance, which includes reviewing and approving their annual base salary, annual incentive bonus (including the specific goals, targets, and amounts), equity compensation, any employment agreements, and any other benefits, compensation or arrangements, as applicable;

•  Administering our stock option and equity incentive plans pursuant to the terms of such plans and the authority delegated by our Board of Directors, including: granting stock options, performance units, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) or other equity compensation to individuals eligible for such grants and amending such awards following their grant; amending the plans; and delegating to appropriate executive officers of the Company the ability to grant awards to non-executive officer employees of the Company pursuant to specific guidelines;

•  Adopting, amending and overseeing the administration of our significant employee benefits programs;

•  Reviewing external surveys to establish appropriate ranges of compensation;

•  Retaining and terminating any compensation consultant to assist in the evaluation of CEO or executive officer or director compensation, and approving the consultant’s fees and other terms of service, as well as obtaining advice and assistance from internal or external legal, accounting or other advisors;

•  Overseeing the Company’s processes for identifying and managing risks arising from its compensation policies and practices and from other human resources matters, reviewing and discussing with management the risks that are reasonably likely to have a material adverse effect on the Company, and reporting to the Board regarding these matters; and

•  Conducting an annual assessment of the Company’s engagement with compensation consultants retained by the Board and/or management, as applicable, including the nature and extent of services provided, the amount of fees paid and who made or recommended the decision to retain the compensation consultants.

The Compensation Committee used Semler Brossy Consulting Group, LLC (“SBCG”) from January 1, 2019 through May 4, 2019 and Farient Advisors LLC (“Farient”) from May 5, 2019 through December 31, 2019 to assist in evaluating executive and director compensation, and has determined that SBCG and Farient are independent consultants under applicable Nasdaq and SEC rules.

A detailed description of the processes and procedures of the Compensation Committee for considering and determining executive and director compensation, including the roles of SBCG and Farient, is provided in the “Executive Compensation” section of this proxy statement.

The Compensation Committee’s role is detailed in the Compensation Committee Charter, which is available on our website at

https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Compensation Committee Interlocks and Insider Participation	During 2019, there were no interlock relationships by our Compensation Committee members. Please see the Compensation Discussion and Analysis section of this Proxy Statement for further discussion.

Corporate Governance & Nominating Committee

Currently, the Corporate Governance/Nominating Committee is composed of E. Thomas Fisher, Charles Kissner and Eric Stang, with Mr. Stang serving as Chair. Our Board of Directors has determined that each of Messrs. Fisher, Kissner and Stang are “independent” under applicable Nasdaq and SEC rules. The Corporate Governance/Nominating Committee held seven meetings during 2019.

The Corporate Governance/Nominating Committee recommends and approves Rambus’ Corporate Governance Guidelines. Its duties include:

•  Evaluating and making recommendations to the Board of Directors concerning the appointment of directors to committees of the Board of Directors and the selection of committee chairs;

•  Identifying best practices and recommending corporate governance principles;

•  Overseeing the evaluation of the Board of Directors; and

•  Proposing the slate of nominees for election to the Board of Directors.

The Corporate Governance/Nominating Committee’s role is detailed in the Corporate Governance/Nominating Committee Charter which is available on our website at https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Identifying and Evaluating Nominees for Directors

The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director, including those discussed in the “Director Qualifications” section of this proxy statement. In the event that vacancies on the Board of Directors are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current members of the Board of Directors, professional search firms, stockholders or other persons. The Corporate Governance/Nominating Committee has from time to time retained third parties to whom a fee is paid to assist it in identifying or evaluating potential director nominees.

Stockholders may propose director candidates for general consideration by the Corporate Governance/Nominating Committee by submitting to the Secretary/General Counsel of the Company, in proper written form, the individual’s name, qualifications, and the other information required by our bylaws for stockholder nominations submitted as set forth above in “Procedure for Submitting Stockholder Nominations.” The Corporate Governance/Nominating Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines require that the Chairperson of the Board not be the CEO of the Company. In addition, while the Chairperson works closely with the CEO and other members of our management, the Chairperson is not part of management and does not have an operating or external role or responsibility. The Board of Directors considers it useful and appropriate to designate a Chairperson to act as the presiding director at Board of Directors meetings, to call and organize such meetings and manage the agenda thereof, and to manage the affairs of the Board of Directors, including ensuring that the Board of Directors is organized properly, functions effectively, and meets its obligations and responsibilities. The Chairperson also acts as the principal contact for the CEO and other members of the Board of Directors and management, as appropriate, for matters requiring the attention of the full Board of Directors. We believe that this leadership structure is appropriate given the attention, time, effort, and energy that the CEO is required to dedicate to his position in the current business environment, and the high level of commitment required to serve as our Chairperson.

The Board of Directors plays an integral role in our risk oversight processes. The Board of Directors meets regularly to receive reports from its committees, as well as from management with respect to areas of material risk to the Company, including legal, operational, financial and strategic risks. In addition, the Audit Committee is responsible for oversight of the Company’s processes to manage financial risk and oversees and reviews at least annually our risk management policies, including our investment policies. The Compensation Committee oversees the Company’s processes for identifying and managing risks arising from its compensation policies and practices and from other human resources matters.

Transactions with Related Persons	None.

Review, Approval or Ratification of Transactions with Related Persons

All of our directors and executive officers are subject to our Code of Business Conduct and Ethics, and our directors are guided in their duties by our Corporate Governance Guidelines. Our Code of Business Conduct and Ethics requires that our directors and executive officers avoid situations where a conflict of interest might occur or appear to occur. In general, our directors and executive officers should not have a pecuniary interest in transactions involving us or a customer, licensee, or supplier of the Company, unless such interest is solely a result of routine investments made by the individual in publicly traded companies.

In the event that a director or executive officer is going to enter into a related party transaction with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role, the director or executive officer must fully disclose the nature of the related party transaction to our Chief Financial Officer. For directors and executive officers, such related party transaction then must be reviewed and approved in advance by the Audit Committee. For other conflicts of interest that may arise, the Code of Business Conduct and Ethics advises our directors and executive officers to consult with our General Counsel.

In addition, each director and officer is required to complete a Director and Officer Questionnaire on an annual basis and upon any new appointment, and provide quarterly updates, which requires disclosure of any related-party transactions pertaining to the director or executive officer. Our Board of Directors will consider such information in its determinations of independence with respect to our directors under applicable Nasdaq and SEC rules. In order to help ensure our directors remain free from conflicts or the appearance of conflicts, our Corporate Governance Guidelines require that each director deliver an irrevocable resignation from the Board of Directors, to be effective upon the occurrence of both (i) a significant change in his or her status and appointments or positions with other companies during his or her tenure as a director on the Board of Directors, and (ii) the Board of Directors’ acceptance of such resignation.

Corporate Development Committee

Currently, the Corporate Development Committee is composed of E. Thomas Fisher, Emiko Higashi, Sanjay Saraf and Necip Sayiner, with Ms. Higashi serving as Chair. The Corporate Development Committee held four meetings during 2019. The duties of the Corporate Development Committee include:

•  Working with management to review and consider potential strategic transactions that are consistent with our growth strategy;

•  Reviewing and advising management with respect to our growth strategy; and

•  Acting as the liaison to the Board of Directors in connection with the Committee’s and management’s activities in this regard.

The Corporate Development Committee’s role is detailed in the Corporate Development Committee Charter which is available on our website at http://investor.rambus.com/corporate-governance/governance-documents/default.aspx

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to Rambus to audit our consolidated financial statements for the fiscal year ending December 31, 2020.

Although ratification by stockholders is not required by law, the Audit Committee has conditioned its appointment of the independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the votes duly cast (virtually or by proxy) during the Annual Meeting.

Notwithstanding its selection, the Audit Committee, in its discretion, may hire a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Rambus and its stockholders.

Our History with PricewaterhouseCoopers

PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has audited our financial statements since 1991. Representatives of PricewaterhouseCoopers LLP are expected to virtually attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services	The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2019 and December 31, 2018 are as follows:

	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2019
Audit Fees (1)	$1,766,694	$1,865,718
Audit-Related Fees (2)	215,700	410,000
Tax Fees (3)	179,789	128,652
All Other Fees (4)	3,300	2,700

Total Fees	$2,165,483	$2,407,070

(1)

Audit Fees consist of fees for PricewaterhouseCoopers LLP’s professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports. Fees relating to professional services rendered for the audits of the effectiveness of internal control over financial reporting and statutory audits in fiscal 2019 and 2018 are included under “Audit Fees.”

(2)

Audit-Related Fees consist of fees related to work performed around the acquisitions of Northwest Logic and the Secure Silicon IP and Protocols business from Verimatrix in 2019, the divestiture of the Payments and Ticketing businesses in 2019 and the new revenue recognition standard in 2018.

(3)	Tax Fees primarily relate to tax compliance, tax study, and technical tax advice in both years presented.
(4)

All Other Fees consist of fees for products and services other than the services described above. During fiscal 2019 and fiscal 2018, these fees related to license PricewaterhouseCoopers LLP’s online accounting and auditing research tool and disclosure checklist.

Policy on Audit Committee Pre-Approval of Audit and the Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve 100% of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Independence of PricewaterhouseCoopers LLP	The Audit Committee has determined that the accounting advice and tax services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Vote Required	The affirmative vote of a majority of the shares present and entitled to vote during the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions are considered votes cast, and thus, will have the same effect as votes “against” the proposal. We do not anticipate any broker non-votes on this proposal, but any such broker non-vote will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors	The Board unanimously recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

PROPOSAL THREE:

NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are asking our stockholders to provide a non-binding advisory vote to approve the compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures as described in this Proxy Statement. The Company currently holds such an advisory vote annually, and this proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Please see the Compensation Discussion and Analysis section of this Proxy Statement, the compensation tables and the narrative disclosures that accompany the compensation tables for greater detail about our executive compensation programs, including information about the fiscal year 2019 compensation of our named executive officers.

We believe that our overall compensation program and philosophy support and help drive the Company’s long-term value creation, business strategy and operating performance objectives. We are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution during the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

While this say-on-pay vote is advisory and does not bind the Company to any particular action, the Board of Directors and the Compensation Committee value your opinion. Accordingly, the Board of Directors and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for the Company’s named executive officers.

Approval of this resolution requires the affirmative vote of the holders of a majority of the votes cast by stockholders (virtually or by proxy) during the Annual Meeting. Abstentions are considered votes cast, and thus, will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

PROPOSAL FOUR:

APPROVAL OF AN AMENDMENT TO THE RAMBUS 2015 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 7,800,000

The 2015 Equity Incentive Plan (the “2015 Plan”) was originally adopted by the Board and approved by our stockholders in 2015. We are asking our stockholders to approve an amendment to the 2015 Plan to increase the number of shares of our Common Stock reserved for issuance thereunder by 7,800,000 shares, so that we can continue to use it to achieve our goals. The amendment to increase the number of shares reserved for issuance under the 2015 Plan by 7,800,000 shares is the only material difference between the amended 2015 Plan and the existing 2015 Plan.

Our named executive officers and directors have an interest in this proposal as they are eligible to receive equity awards under the 2015 Plan.

We have historically provided stock options, restricted stock units and other types of equity awards as an incentive to our employees, directors and consultants to promote increased stockholder value. The Board of Directors and management believe that stock options, restricted stock units and other types of equity awards are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate employees to increase stockholder value. In addition, stock options, restricted stock units and other types of equity awards are considered a competitive necessity in the high technology sector in which we compete. Given the highly competitive labor market for employee talent, our Board of Directors and management believe that the ability to continue to grant equity awards will be critical to the future success of Rambus.

Our Board of Directors believes that approval of the amended 2015 Plan will enable us to continue to use the 2015 Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that awards granted under the 2015 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to incentivize and motivate employees to achieve our goals.

Key Features of the 2015 Equity Incentive Plan and Our Compensation Practices

•

The proposed 2015 Plan amendment reserves an additional 7,800,000 shares of our Common Stock for issuance under the 2015 Plan. This increase in the number of shares reserved for issuance under the 2015 Plan is the only material difference between the amended 2015 Plan and the existing 2015 Plan.

•	The 2015 Plan has a 1.5:1 conversion ratio for full-value awards.

•	A committee of independent directors administers the 2015 Plan.

•	The 2015 Plan prohibits us from instituting an exchange program to increase or reduce the exercise price of outstanding awards or surrender or cancel outstanding awards for new awards and/or cash.

•

The 2015 Plan does not provide for automatic vesting of equity awards based solely on the occurrence of a change in control unless awards are not assumed or substituted for in connection with the change in control.

•

Although the 2015 Plan permits a number of types of equity and cash long-term incentives, we intend to continue to have a long-term incentive program with a strong focus on our performance, including the grant of performance units to our executives which only vest if certain Company performance targets are met.

•	Non-employee members of the Board of Directors may not be granted, in any fiscal year, awards in excess of limits contained in the 2015 Plan.

•	We have stock ownership guidelines for our executive officers and Board of Directors.

•	All employees are prohibited from hedging transactions involving Rambus stock.

•	Our executive officers are not entitled to any perquisites that are not generally available to employees.

•

The 2015 Plan provides that Awards granted under the 2015 Plan will generally vest no earlier than the one-year anniversary of the Award’s date of grant (with limited exceptions), subject to the terms of the 2015 Plan.

•	Dividends and other distributions payable with respect to shares subject to Awards (including dividend equivalents) will not be paid before the underlying shares vest.

•

The 2015 Plan provides that in the event of a merger or change in control where the successor corporation refuses to assume or substitute for an Award, with respect to Awards with performance-based vesting, all performance goals will be deemed achieved at target levels as to a prorated portion of such Award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control.

Vote Required	The Board has approved the amendment to the 2015 Plan, subject to the approval of our stockholders during the Annual Meeting. The affirmative vote of the holders of a majority of the shares of stock virtually present or represented by proxy and entitled to vote during the Annual Meeting will be required to approve this proposal. Abstentions are considered votes cast, and thus, will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” the approval of an amendment to our 2015 Equity Incentive Plan to increase the number of authorized shares reserved for issuance under the 2015 Plan by 7,800,000 shares.

Considerations of the Board of Directors in Making its Recommendation

In determining and recommending the increase to the share reserve under the 2015 Plan, the Compensation Committee and the Company’s Board considered a number of factors, including the following:

Historical Grant Practices. The Compensation Committee and Board considered the historical numbers of equity awards that Rambus has granted in the past three years. The annual share usage, or burn rate, under our equity compensation program for the last three years was as follows:

Annual Share Usage	Fiscal Year 2019	Fiscal Year 2018	Fiscal Year 2017	Three-Year Average
Stock Options Granted	80,000	711,479	558,426	449,968
Restricted Stock Units Granted	3,532,251	2,627,915	2,548,925	2,903,030
Performance Units Granted	701,450	350,643	526,471	526,188
Total Options, RSUs and Performance Units Granted	4,313,701	3,690,037	3,633,822	3,879,187
Basic Weighted Average Common Shares Outstanding	110,948,000	108,450,000	110,198,000	109,865,333
Annual Share Usage	3.89%	3.40%	3.30%	3.53%

Additionally, the vested performance units for fiscal years 2019, 2018 and 2017 were 162,620, 276,926 and 6,906, respectively.

Our three-year burn rate, which we define as the number of shares subject to equity awards granted in a year divided by the weighted average common shares outstanding for that fiscal year, is below industry guidelines recommended by Institutional Shareholder Services (“ISS”). Our senior management, Compensation Committee and Farient Advisors LLC, the independent consultants to the Compensation Committee, reviewed our burn rate as compared to our industry peer companies and indexes provided by two different third-party data providers. Our Board ultimately approved the reservation of an additional 7,800,000 shares for issuance under the amended 2015 Plan.

Forecasted Grant Practices. We currently forecast granting options and full-value awards (in the form of restricted stock units and performance units) covering approximately 7,755,177 shares over the next three-year period, which is equal to 6.85% of our approximately 113,204,945 shares of Common Stock outstanding as of February 3, 2020. We also estimate cancellation of options and forfeitures of restricted stock unit and performance unit awards of approximately 1,800,000 shares over this period, based on our historic rates. If our expectation for cancellations is accurate, our net grants (grants less cancellations) over the next three-year period would be approximately 5,955,177 shares, or approximately 5.26% of our Common Stock outstanding as of February 3, 2020. We believe, and our Board considered, that the requested additional shares to the share reserve in light of this expected forecast will allow us to make equity awards for the purpose of our expected new hires, focal awards, any special retention needs and employee growth through any opportunistic acquisitions or hiring for approximately the next two to three years. However, circumstances could alter this projection, such as a change in business conditions, our stock price, competitive pressures for attracting and retaining employees, or our company strategy.

Awards Outstanding Under Existing Grants and Dilutive Impact. We have outstanding, as of February 3, 2020, stock options covering approximately 1,246,649 shares with a weighted average remaining contract life of 5.1 years and weighted average exercise price of $11.32, and approximately 5,761,784 unvested restricted stock units and performance units with a weighted average grant date fair value of $11.64. As of February 3, 2020, 3,933,901 shares remained available for future issuance under the 2015 Plan and 24,654 shares remained available for future issuance under the Inducement Plan (as defined below). Other than the 2015 Plan, the Inducement Plan and the 2015 ESPP, there are no other equity plans under which new awards may be granted. Accordingly, the approximately 7,008,433 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 6.3% of our fully diluted outstanding shares and the dilutive impact of all 7,800,000 shares that would be available for issuance under the 2015 Plan if Proposal Four is approved would increase the overhang percentage by an additional 7.0% to approximately 13.3%, each based on our fully diluted outstanding shares as of February 3, 2020.

Modeling Analysis. We evaluated various stockholder models that considered what would be expected to be an allowable cap as compared to that we are seeking in Proposal Four, and we have concluded that our request is below such cap. While the modeling we used only represented one analysis subject to a number of assumptions, we and our Board considered the model as a useful benchmark in how we approached the request for an additional 7,800,000 shares reserved for issuance under this Proposal Four. We only considered this modeling benchmarking information in relation to the other empirical data provided by at least two other third-party data providers.

Summary of the 2015 Equity Incentive Plan	The following is a summary of the principal features of the 2015 Plan, as amended, and its operation. The summary is qualified in its entirety by reference to the 2015 Plan set forth in Appendix A.

The purposes of the 2015 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company’s business.

The 2015 Plan provides for the grant of the following types of incentive awards:

•  stock options;

•  stock appreciation rights;

•  restricted stock;

•  restricted stock units;

•  performance shares and performance units; and

•  other stock or cash awards.

Each of these is referred to individually as an “Award.”

Eligibility	Those who are eligible for Awards under the 2015 Plan include employees, directors and consultants who provide services to the Company and its affiliates. Incentive stock options may be granted only to individuals, who, as of the time of grant, are employees of the Company and its affiliates. As of February 3, 2020, 615 employees, directors and consultants would be eligible to participate in the 2015 Plan.

Shares Available	As of February 3, 2020, the 2015 Plan and the Inducement Plan (as defined below) had 35,400,000 shares and 400,000 shares, respectively, reserved for issuance thereunder. As of that same date, 3,933,901 shares and 24,654 shares remained available for future issuance under the 2015 Plan and the Inducement Plan, respectively. Other than the 2015 Plan, the Inducement Plan and the 2015 ESPP, there are no other equity plans under which new awards may be granted. Upon stockholder approval of the amended 2015 Plan, the 2015 Plan reserve would stand at 43,200,000, with 11,733,901 shares available for future issuance under the 2015 Plan as of February 3, 2020. Under the 2015 Plan, no more than 10,000,000 shares may be granted pursuant to options intended to qualify as incentive stock options. The shares may be authorized, but unissued, or reacquired Common Stock. The Board expects that the number of shares reserved for issuance under the amended 2015 Plan will be sufficient to operate the plan for two to three years without having to request additional shares. The Board (or its designated committee) will periodically review actual share consumption under the 2015 Plan and may make a request for additional shares earlier or later than this period as needed.

Shares subject to Awards granted with an exercise price less than the fair market value of our Common Stock on the date of grant, including Awards of restricted stock, restricted stock units, performance shares and performance units (“full-value awards”) count against the share reserve as 1.5 shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as 1.5 shares against the 2015 Plan reserve pursuant to the preceding sentence is forfeited or repurchased by us and otherwise would return to the 2015 Plan, the 2015 Plan reserve will be credited with 1.5 shares that will thereafter be available for issuance under the 2015 Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to full-value awards, is forfeited to or repurchased by the Company, the unpurchased (or forfeited or repurchased, as applicable) shares that were subject to the Award will become available for future grant or sale under the 2015 Plan (unless the 2015 Plan has terminated). Upon exercise of a stock appreciation right, all of the shares covered by the Award (that is, shares actually issued pursuant to the stock appreciation right, as well as the shares that represent the payment of the exercise price) will cease to be available under the 2015 Plan. Shares that have been issued under the 2015 Plan under any Award will not be returned to or become available for future distribution under the 2015 Plan; provided, however, that if unvested shares of any full-value awards are repurchased by the Company or are forfeited to the Company, those shares will become available for future grant under the 2015 Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the 2015 Plan. To the extent an Award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2015 Plan.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan will adjust:

•  the number and class of shares that may be delivered under the 2015 Plan;

•  the number, class and price of shares subject to outstanding Awards; and

•  the numerical share limits in the 2015 Plan.

Administration	A committee or committees of independent, non-employee directors satisfying applicable laws and appointed by our Board of Directors administers the 2015 Plan (referred to herein as the “administrator”). To make grants to certain of our officers and key employees, the members of the committee(s) must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act. Subject to the terms of the 2015 Plan, the administrator has the authority in its discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the 2015 Plan), and to interpret the provisions of the 2015 Plan and outstanding Awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the 2015 Plan.

Limitations

Incentive Stock Options. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000. The exercise price of an incentive stock option granted to any employee who owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any affiliate must be at least 110% of the fair market value of our Common Stock on the grant date. Further, with respect to any employee who owns stock representing more than 10% of the voting power of all classes of our outstanding stock or the stock of any affiliate, the term of an incentive stock option may not exceed five years.

Share Limitations. Subject to the terms of the 2015 Plan, including any adjustment provisions, the following limitations apply to Awards granted under the 2015 Plan:

•  During any fiscal year, no participant will be granted options covering more than 1,000,000 shares; provided, however, that in connection with a participant’s initial service as an employee, an employee may be granted options covering up to an additional 1,000,000 shares

•  During any fiscal year, no participant will receive more than an aggregate of 300,000 shares of restricted stock; provided, however, that in connection with a participant’s initial service as an employee, an employee may be granted an aggregate of up to an additional 300,000 shares of restricted stock

•  During any fiscal year, no participant will receive more than an aggregate of 300,000 restricted stock units; provided, however, that in connection with a participant’s initial service as an employee, an employee may be granted an aggregate of up to an additional 300,000 restricted stock units

•  During any fiscal year, no participant will be granted stock appreciation rights covering more than 1,000,000 shares; provided, however, that in connection with a participant’s initial service as an employee, an employee may be granted stock appreciation rights covering up to an additional 1,000,000 shares

•  During any fiscal year, no participant will receive (1) performance units having an initial value greater than $3,000,000, and (2) more than 300,000 performance shares; provided, however, that in connection with a participant’s initial service as an employee, an employee may be granted up to an additional 300,000 performance shares

Exchange Program. The administrator may not institute a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.

Grants to Non-Employee Directors. No non-employee member of the Board of Directors may be granted, in any fiscal year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the fiscal year of his or her initial service as a non-employee director. Any Awards granted to an individual while he or she was an employee, or while he or she was a consultant but not a non-employee director, will not count for purposes of these limits.

Vesting Limits. Awards granted under the 2015 Plan will vest no earlier than the one-year anniversary of the Award’s date of grant, provided that the administrator, in its sole discretion, may provide an Award may accelerate vesting by reason of the participant’s death, disability or retirement, or upon our major capital change (including, without limitation, a merger or change in control) and provided further, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares reserved for issuance under the 2015 Plan may be granted to service providers, or outstanding Awards modified, without regard to such minimum vesting, exercisability and distribution provisions.

Dividend Payments. Dividends and other distributions payable with respect to shares subject to Awards (including dividend equivalents) will not be paid before the underlying shares vest.

Options	Subject to the terms and conditions of the 2015 plan, options may be granted to service providers at any time and from time to time as will be determined by the administrator, in its sole discretion. The administrator is able to grant nonstatutory stock options and incentive stock options under the 2015 Plan. Subject to the limitations contained in the 2015 Plan, the administrator has complete discretion to determine the number of shares subject to options granted to any participant.

The administrator determines the exercise price of options granted under the 2015 Plan, provided the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant, and subject to the limitations contained in the 2015 Plan relating to incentive stock options.

The administrator will determine the term of each option in its sole discretion. Subject to the limitations contained in the 2015 Plan relating to incentive stock options, the term of an option may not exceed ten years from the date of grant.

The administrator will determine the acceptable form(s) of consideration for exercising an option, including the method of payment, to the extent permitted by applicable laws. After termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights	The administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in the fair market value of Common Stock between the exercise date and the date of grant. We can pay the appreciation in either cash, shares of Common Stock, or in some combination thereof. Stock appreciation rights become exercisable at the times and on the terms established by the administrator, subject to the terms of the 2015 Plan. The administrator, subject to the terms of the 2015 Plan, has complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2015 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. Subject to the limitations contained in the 2015 Plan, the administrator will have complete discretion to determine the number of stock appreciation rights granted to any participant.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock

Awards of restricted stock are rights to acquire or purchase shares of our Common Stock, which vest in accordance with the terms and conditions established by the administrator in its sole discretion. Subject to the vesting limitations contained in the 2015 Plan, the administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock.

The Award agreement generally will grant us a right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability). Unless the administrator provides otherwise, participants holding shares of restricted stock will have the right to vote the shares and receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award. Subject to the limitations contained in the 2015 Plan, the administrator will determine the number of shares granted pursuant to an Award of restricted stock.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criteria the administrator establishes is satisfied. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Subject to the vesting limitations contained in the 2015 Plan, at any time after the grant of restricted stock units, the administrator may reduce or waive any vesting criteria that must be met to receive a payout.

The administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2015 Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. Subject to the limitations contained in the 2015 Plan, the administrator determines the number of restricted stock units granted to any participant.

Performance Units and Performance Shares

The administrator is able to grant performance units and performance shares, which are Awards that result in a payment to a participant only if the performance goals or other vesting criteria the administrator establishes are achieved or the Awards otherwise vest. The administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion.

The administrator establishes performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing and subject to the vesting limitations contained in the 2015 Plan, after the grant of performance units or shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Subject to the limitations contained in the 2015 Plan, the administrator, in its sole discretion, will determine the number of performance units or performance shares granted to a participant. Performance units will have an initial dollar value established by the administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our Common Stock on the grant date.

Dividend Equivalents	The administrator, in its discretion, may provide in the Award agreement evidencing any Award that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the Awards are settled or forfeited. Subject to the limitations contained in the 2015 Plan, the dividend equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the administrator in its sole discretion. Dividend equivalents will be subject to the fiscal year limits applicable to the underlying Award as set forth in the 2015 Plan.

Transferability of Awards	Unless determined otherwise by the administrator, Awards granted under the 2015 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant or such participant’s estate.

Change of Control

In the event of our change in control and subject to the terms of the 2015 Plan and any vesting acceleration provisions in an Award or other agreement, each outstanding Award will be treated in the manner provided in the agreement relating to the change in control, including, without limitation, that Awards may be assumed, continued or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume, continue or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations in the 2015 Plan), the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals will be deemed achieved at target levels as to a prorated portion of such Award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control, and all other vesting criteria will be deemed achieved as to such prorated portion of such Award. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption, continuation or substitution in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to non-employee directors that are assumed or substituted for, if on the date of or following such assumption or substitution, the participant’s status as a director (or a director of the successor corporation, as applicable) is terminated other than upon a voluntary resignation by the participant, then the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals will be deemed achieved at target levels as to a prorated portion of such Award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control, and all other vesting criteria will be deemed achieved as to such prorated portion of such Award.

Amendment and Termination	The Board of Directors or the administrator will have the authority to amend, alter, suspend or terminate the 2015 Plan at any time, except that stockholder approval will be required for any amendment to the 2015 Plan to the extent necessary and desirable to comply with applicable law. No amendment, alteration, suspension or termination of the 2015 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator and which agreement must be in writing and signed by the participant and us. The 2015 Plan will terminate in 2025, unless terminated earlier.

Number of Awards Granted	The number of Awards that an employee, director or consultant may receive under the 2015 Plan is in the discretion of the administrator and therefore cannot be determined in advance.

The following table sets forth (i) the aggregate number of shares of our Common Stock subject to options granted under the 2015 Plan or, in the case of Mr. Fan, the Inducement Plan, during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of restricted stock units and performance units granted under the 2015 Plan, or, in the case of Mr. Fan, the Inducement Plan, during the last fiscal year, and (iv) the fair value of such shares.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price ($)	Number of Restricted Stock Units / Performance Units Granted(1)	Value of Restricted Stock Units and Performance Units ($)
Named Executive Officers:
Luc Seraphin, Chief Executive Officer	—	—	287,500	2,888,225
Rahul Mathur, Senior Vice President, Finance and Chief Financial Officer	—	—	125,000	1,241,875
Jae Kim, Senior Vice President, General Counsel and Secretary	—	—	106,250	1,055,594
Sean Fan, Senior Vice President, Chief Operating Officer	—	—	225,564	3,071,054
All executive officers, as a group	—	—	744,314	8,256,748
All directors who are not executive officers, as a group	80,000	13.25	55,446	637,629
All employees who are not executive officers, as a group	—	—	3,377,148	33,374,166

(1)	Number of performance units shown is based on target performance.

Federal Tax Aspects	The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Awards granted under the 2015 Plan by us. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Nonstatutory Stock Options	No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options	No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights	No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Rambus	We generally will be entitled to a tax deduction in connection with an Award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of certain compensation paid to our Chief Executive Officer and other “covered employees”. As a result of the Tax Cuts and Jobs Act, and except for certain grandfathered arrangements, under Section 162(m) of the Code, any compensation over $1,000,000 paid to the covered employees is not deductible by the Company.

Section 409A	Section 409A of the Code (“Section 409A”) provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2015 Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states such as California have adopted similar provisions.

PROPOSAL FIVE:

APPROVAL OF AN AMENDMENT TO THE RAMBUS 2015 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000

Stockholders are being asked to approve an amendment to the 2015 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of our Common Stock reserved for issuance thereunder by 2,000,000. The amendment to increase the number of shares reserved by issuance 2,000,000 shares is the only material difference between the amended Purchase Plan and the existing Purchase Plan. The Board expects that the additional number of shares reserved for issuance under the Purchase Plan will be sufficient to operate the Purchase Plan between three to four years without having to request additional shares. The Board will periodically review actual share consumption under the Purchase Plan and may make an additional request for shares under the Purchase Plan earlier or later than this period as needed.

Our named executive officers have an interest in this proposal as they are eligible to receive options to purchase shares under the Purchase Plan.

Our Board of Directors believes that approval of the amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder is essential to our continued success, as the Purchase Plan will continue to enable us to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that the awards permitted under the Purchase Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Vote Required	Approval of the amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares requires the affirmative vote of a majority of the shares of our Common Stock that are virtually present or represented by proxy and entitled to vote during the Annual Meeting. Abstentions are considered votes cast, and thus, will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” the approval of the amendment to our 2015 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares.

Considerations of the Board in Making its Recommendation

Our Board approved the amendment to the Purchase Plan to increase the number of shares of our Common Stock reserved for issuance thereunder by 2,000,000 shares following substantial review of, and deliberation concerning, historical grant practices, forecasted grant practices, awards outstanding under existing grants, and the dilutive impact of the requested share reserve. Our Board subsequently approved the amendment to the Purchase Plan, subject to approval by our stockholders. In determining the additional number of shares reserved for issuance under the Purchase Plan, our Board considered a number of factors, including:

•  Historical Usage. In fiscal years 2017, 2018 and 2019, the number of shares purchased under the Purchase Plan (or its predecessor) was 615,370 shares, 541,395 shares and 629,438 shares, respectively.

•  Forecasted Usage and Dilutive Impact. We currently forecast that the additional 2,000,000 shares, if approved, to be reserved under the Purchase Plan will cover purchases over the next three to four years. The requested increase of 2,000,000 shares represents approximately 1.8% of our 113,204,945 shares of common stock outstanding as of February 3, 2020 and the 6,000,000 total number of shares reserved for issuance under the Purchase Plan (assuming the amendment is approved) would be approximately 5.3% of our Common Stock outstanding as of February 3, 2020. As of February 3, 2020, we have 1,665,440 authorized shares remaining under the Purchase Plan. Assuming the amendment to the Purchase Plan is approved, our shares reserved for future issuance under the Purchase Plan would be 3,665,440 shares.

•  Shares Purchased Under the Purchase Plan. Our employees have purchased an aggregate of 1,786,203 shares under the Purchase Plan over the past three years, representing approximately 1.6% of our outstanding shares as of February 3, 2020.

•  Other Considerations. Without stockholder approval of the amendment to the Purchase Plan to increase the number of shares reserved thereunder, we believe our ability to attract and retain the individuals necessary to increase long-term stockholder value will be limited. We believe that the approval of the amendment to the Purchase Plan is important to our continued success. If stockholders do not approve the amendment to the Purchase Plan, our goals of recruiting, retaining and motivating talented employees will be more difficult to meet.

Summary of the 2015 Employee Stock Purchase Plan	The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan, set forth in Appendix B.

General	The Purchase Plan was originally adopted by the Board of Directors in March 2015 and approved by our stockholders at the 2015 Annual Meeting. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase shares of our Common Stock through payroll deductions.

Shares Available for Issuance	If our stockholders approve this proposal, a total of 6,000,000 shares of our Common Stock will be reserved for issuance under the Purchase Plan.

Administration	The Board of Directors or a committee appointed by the Board of Directors administers the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the administrator and its decisions are final, conclusive and binding upon all participants.

Eligibility	Each of our employees or the employees of our designated subsidiaries who is a common law employee and whose customary employment with us or one of our designated subsidiaries is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan subject to the laws in which our designated subsidiaries operate; except that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of our capital stock or the capital stock of any parent or subsidiary, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans or those of our parent corporation or any of our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. As of February 3, 2020, 530 employees were eligible to participate in the Purchase Plan.

Offering Period	Until the administrator determines otherwise, offering periods under the Purchase Plan are approximately six months and commence on the first trading day on or after May 1 and November 1 of each year and end on the first trading day on or after the May 1 or November 1 offering period commencement date approximately six months later. To participate in the Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not be less than 1% and may not exceed 15% of a participant’s compensation during the offering period. Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with us or the designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our Common Stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such offering period unless the participant has withdrawn from the Purchase Plan.

Purchase Price	Shares of our Common Stock may be purchased under the Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of the common stock on (i) the first day of the offering period, or (ii) the last day of the offering period. The fair market value of our Common Stock on any relevant date will be the closing price per share as reported on the Nasdaq Global Select Market (NASDAQ), or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions throughout each offering period. The number of shares of our Common Stock that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 5,000 shares each offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the administrator; provided, however, that unless the administrator determines otherwise, a participant may reduce, but not increase his or her contributions during an offering period.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with our general funds. Funds received by us pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

Withdrawal	Generally, a participant may withdraw from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

Termination of Employment	Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the plan and the payroll deductions credited to the participant’s account (to the extent not used to make a purchase of our Common Stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.

Adjustments upon Changes in Capitalization

Subject to any required action by our stockholders, the number and class of shares reserved under the Purchase Plan, the maximum number of shares that may be purchased during any offering period, as well as the number and price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange.

Adjustments upon Dissolution or Liquidation

In the event of our proposed dissolution or liquidation, the administrator shall shorten any offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the dissolution or liquidation. If the administrator shortens any offering periods then in progress, the administrator shall notify each participant in writing or electronically prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Adjustments upon Change of Control

In the event of any merger or “change of control,” as defined in the Purchase Plan, each outstanding option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the administrator shall shorten any offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger or change of control. If the administrator shortens any offering periods then in progress, the administrator shall notify each participant in writing or electronically prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment or Termination	Our administrator may at any time terminate or amend the Purchase Plan including the term of any offering period then outstanding. Generally, no such termination can adversely affect options previously granted.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the Purchase Plan is determined, in part, based on the Common Stock’s market value at the beginning and end of each offering period and given that participation in the Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

For illustrative purposes, the following table sets forth (a) the number of shares of Common Stock that were purchased under the Purchase Plan during 2019 by our named executive officers, our executive officers as a group, and by all employees, and (b) the weighted average per share purchase price paid for such shares by each such group. Our non-employee directors are not eligible to participate in the Purchase Plan.

Name of Individual Group	Number of Purchased Shares	Weighted Average Purchase Price ($)
Named Executive Officers:
Luc Seraphin, Chief Executive Officer	2,674	7.95
Rahul Mathur, Senior Vice President, Finance and Chief Financial Officer	2,674	7.95
Jae Kim, Senior Vice President, General Counsel and Secretary	—	—
Sean Fan, Senior Vice President, Chief Operating Officer	—	—
All executive officers, as a group	5,348	7.95
All employees who are not executive officers, as a group	624,090	8.53

Federal Tax Aspects	The following summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Awards, Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Awards, Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Equity Compensation Plans Approved by Security Holders (1)(2)	6,666,065	$11.37	6,802,330
Equity Compensation Plans Not Approved by Security Holders (3)	262,564	$—	24,654
Total	6,928,629	$11.37	6,826,984

(1)	Data reflects our 2006 Equity Incentive Plan (the “2006 Plan”), our 2015 Equity Incentive Plan (the “2015 Plan”) and our 2015 Employee Stock Purchase Plan (the “2015 ESPP”).
(2)

Our 2006 Plan was replaced by our approved 2015 Plan, but will continue to govern awards previously granted under the 2006 Plan. Any shares forfeited, cancelled, exchanged, surrendered or terminated under the terms of the 2006 Plan will become available for grant under the 2015 Equity Incentive Plan.

(3)	Our 2019 Inducement Equity Incentive Plan (the “Inducement Plan”) was adopted by the Board of Directors in the third quarter of 2019.

2019 Inducement Equity Incentive Plan

In the third quarter of 2019, the Company adopted the 2019 Inducement Plan and, subject to the adjustment provisions of the 2019 Inducement Plan, reserved 400,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the 2019 Inducement Plan.

The 2019 Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance units, and its terms are substantially similar to the 2015 Plan. However, awards under the 2019 Inducement Plan may only be granted to individuals who previously have not been employees or non-employee directors of the Company (or who will become employed following a bona fide period of non-employment or service with the Company), as an inducement material to the individuals’ entry into employment with the Company, or, to the extent permitted by Rule 5635(c)(3) of the Nasdaq Listing Rules, in connection with a merger or acquisition.

Summary of the 2019 Inducement Equity Incentive Plan

The following is a summary of the principal features of the 2019 Inducement Equity Incentive Plan (the “Inducement Plan”).

The purpose of the Inducement Plan is to attract and retain the best available personnel for positions of substantial responsibility by providing an inducement material to the individual’s entering into employment with the Company or any parent or subsidiary.

The Inducement Plan provides for the grant of the following types of incentive awards: • nonstatutory stock options;

•  stock appreciation rights;

•  restricted stock;

•  restricted stock units;

•  performance shares and performance units; and

•  other stock or cash awards.

Each of these is referred to individually as an “Award.” Each Award under the Inducement Plan is intended to qualify as an employment inducement award under the Listing Rule 5635(c)(4) of the Nasdaq Listing Rules or to qualify under the exception relating to plans or arrangements relating to an acquisition or merger under the Listing Rule 5635(c)(3).

Eligibility	Awards may be granted to any person, including officers or directors, employed by the Company or any parent or subsidiary so long as the following requirements are met: (i) the employee was not previously an employee or director, or the employee is to become employed by the Company or any parent or subsidiary following a bona-fide period of non-employment or non-service, and (ii) the grant of the Award or Awards to the employee is an inducement material to the employee’s entering into employment with the Company or any parent or subsidiary in accordance with the Listing Rule. Notwithstanding the foregoing, an employee may be granted an Award in connection with an acquisition or merger to the extent permitted by Listing Rule 5635(c)(3).

Shares Available

Subject to the adjustment provisions in the Inducement Plan, the maximum aggregate number of shares that may be awarded and sold under the Inducement Plan is 400,000 shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to full-value awards, is forfeited to or repurchased by the Company, the unpurchased (or forfeited or repurchased, as applicable) shares that were subject to the Award will become available for future grant or sale under the Inducement Plan (unless the Inducement Plan has terminated). Upon exercise of a stock appreciation right, all of the shares covered by the Award (that is, shares actually issued pursuant to the stock appreciation right, as well as the shares that represent the payment of the exercise price) will cease to be available under the Inducement Plan. Shares that have been issued under the Inducement Plan under any Award will not be returned to or become available for future distribution under the Inducement Plan; provided, however, that if unvested shares of any full-value awards are repurchased by the Company or are forfeited to the Company, those shares will become available for future grant under the Inducement Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Inducement Plan. To the extent an Award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the Inducement Plan.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Inducement Plan will adjust:

•  the number and class of shares that may be delivered under the Inducement Plan;

•  the number, class and price of shares subject to outstanding Awards; and

•  the numerical share limits in the Inducement Plan.

Administration	A committee of directors or of other individuals satisfying applicable laws and appointed by our Board of Directors or a duly authorized committee of the Board administers the Inducement Plan (referred to herein as the “administrator”). To make grants to certain of our officers and key employees, the members of the committee(s) must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act. Awards granted under the Inducement Plan must be approved by a majority of the Company’s “Independent Directors” as defined in the Listing Rules, or the independent Compensation Committee of the Board, in each case acting as administrator. Subject to the terms of the Inducement Plan, the administrator has the authority in its discretion to select the individuals who will receive Awards (which Awards will be a material inducement to the individual becoming an employee or as otherwise permitted under the Listing Rules), to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Inducement Plan), and to interpret the provisions of the Inducement Plan and outstanding Awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Inducement Plan. The administrator may not institute a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.

Options	Subject to the terms and conditions of the Inducement Plan, including, without limitation, the eligibility requirements of the Incentive Plan, options may be granted to employees at any time and from time to time as will be determined by the administrator, in its sole discretion. The administrator is able to grant nonstatutory stock options under the

Inducement Plan. The administrator has complete discretion to determine the number of shares subject to options granted to any participant.

The administrator determines the exercise price of options granted under the Inducement Plan, provided the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant.

The administrator will determine the term of each option in its sole discretion, but, the term of an option may not exceed ten years from the date of grant.

The administrator will determine the acceptable form(s) of consideration for exercising an option, including the method of payment, to the extent permitted by applicable laws. After termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

The administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in the fair market value of Common Stock between the exercise date and the date of grant. We can pay the appreciation in either cash, shares of Common Stock, or in some combination thereof. Stock appreciation rights become exercisable at the times and on the terms established by the administrator. The administrator, subject to the terms of the Inducement Plan, has complete discretion to determine the terms and conditions of stock appreciation rights granted under the Inducement Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. The administrator will have complete discretion to determine the number of stock appreciation rights granted to any participant.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock	Awards of restricted stock are rights to acquire or purchase shares of our Common Stock, which vest in accordance with the terms and conditions established by the administrator in its sole discretion. The administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock.

The Award agreement generally will grant us a right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability). Unless the administrator provides otherwise, participants holding shares of restricted stock will have the right to vote the shares and receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award. The administrator will determine the number of shares granted pursuant to an Award of restricted stock.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criteria the administrator establishes is satisfied. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. At any time after the grant of restricted stock units, the administrator may reduce or waive any vesting criteria that must be met to receive a payout.

The administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Inducement Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The administrator determines the number of restricted stock units granted to any participant.

Performance Units and Performance Shares

The administrator is able to grant performance units and performance shares, which are Awards that result in a payment to a participant only if the performance goals or other vesting criteria the administrator establishes are achieved or the Awards otherwise vest. The administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion.

The administrator establishes performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, after the grant of performance units or shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. The administrator, in its sole discretion, will determine the number of performance units or performance shares granted to a participant. Performance units will have an initial dollar value established by the administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our Common Stock on the grant date.

Dividend Equivalents	The administrator, in its discretion, may provide in the Award agreement evidencing any Award that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the Awards are settled or forfeited. The dividend equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the administrator in its sole discretion. After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Transferability of Awards	Unless determined otherwise by the administrator, Awards granted under the Inducement Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant or such participant’s estate.

Change of Control	In the event of our change in control and subject to the terms of the Inducement Plan and any vesting acceleration provisions in an Award or other agreement, each outstanding Award will be treated in the manner provided in the agreement relating to the change in control, including, without limitation, that Awards may be assumed, continued or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume, continue or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals will be deemed achieved at target levels as to a prorated portion of such Award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control, and all other vesting criteria will be deemed achieved as to such prorated portion of such Award. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption, continuation or substitution in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination	The Board of Directors or the administrator will have the authority to amend, alter, suspend or terminate the Inducement Plan at any time,

except that stockholder approval will be required for any amendment to the Inducement Plan to the extent that the administrator (in its discretion) determines such approval is necessary and desirable to comply with applicable law. No amendment, alteration, suspension or termination of the Inducement Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator and which agreement must be in writing and signed by the participant and us. The Inducement Plan will terminate in 2025, unless terminated earlier.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2020 for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 113,250,847 shares of our common stock outstanding as of February 28, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of February 28, 2020. However, we did not deem such shares of our common stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Group of Beneficial Owners	Number of Shares Beneficially Owned	Equity Awards Exercisable/ Vesting in 60 days	Percentage of Shares Beneficially Owned %
Greater than 5% Stockholders:
BlackRock, Inc. (1)	17,093,504	—	15.1
Dimensional Fund Advisors LP (2)	6,088,854	—	5.4
The Vanguard Group (3)	12,010,103	—	10.6
Directors and Executive Officers
E. Thomas Fisher	42,656	40,000	*
Charles Kissner (4)	72,550	40,000	*
Emiko Higashi	34,160	28,333	*
Meera Rao	—	5,833	*
Sanjay Saraf	22,368	16,666	*
Necip Sayiner	—	—	*
Luc Seraphin	221,950	9,054	*
Eric Stang (5)	58,980	—	*
Rahul Mathur	214,305	97,381	*
Jae Kim	106,644	58,975	*
Sean Fan	158,935	—	*
All current directors and executive officers as a group (11 persons)	932,548	296,242	1.1

*	(Less than 1%)

(1)

Based on information reported by Blackrock, Inc. (“Blackrock”) on Schedule 13G/A filed with the SEC on February 4, 2020. Of the shares of Common Stock beneficially owned, Blackrock reported that, in its capacity as a parent holding company, it has sole voting power over 16,821,589 shares, shared voting power over no shares, sole investment power over 17,093,504 shares and shared investment power over no shares. Blackrock listed its address as 55 East 52nd Street, New York, NY 10055.

(2)

Based on information reported by Dimensional Fund Advisors LP (“Dimensional”) on Schedule 13G/A filed with the SEC on February 12, 2020. Of the shares of Common Stock beneficially owned, Dimensional reported that, in its capacity as an investment advisor, it has sole voting power over 5,806,016 shares, shared voting power over no shares, sole investment power over 6,088,854 shares and shared investment power over no shares. Dimensional disclaims beneficial ownership of all such shares. Dimensional listed its address as Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(3)

Based on information reported by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed with the SEC on February 12, 2020. Of the shares of Common Stock beneficially owned, Vanguard reported that, in its capacity as an investment advisor, it has sole voting power over 108,387 shares, shared voting power over 18,290 shares, sole investment power over 11,898,502 shares and shared investment power over 111,601 shares. Vanguard listed its address as 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Includes 64,292 shares held under a limited liability company for which Mr. Kissner serves as owner.
(5)	Includes 50,722 shares held in trust for which Mr. Stang serves as a trustee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis (“CD&A”) is designed to provide our stockholders with an understanding of our compensation program in effect for our named executive officers (“NEOs”) who consist of the following executive officers:

•	Luc Seraphin, Chief Executive Officer and President;

•	Rahul Mathur, Senior Vice President, Finance and Chief Financial Officer;

•	Jae Kim, Senior Vice President, General Counsel and Secretary; and

•	Sean Fan, Senior Vice President, Chief Operating Officer.

Our CD&A is organized as follows: (i) Executive Summary, (ii) 2019 Advisory Vote on Executive Compensation and Other Stockholder Engagement, (iii) Our Compensation Philosophy — Pay for Performance, (iv) NEO Compensation Process, (v) Components of NEO Compensation, and (vi) Other Policies and Elements of NEO Compensation.

Executive Summary

Executive Compensation Highlights

Our compensation programs are designed to align compensation with business objectives and Company financial performance. The objectives of our executive compensation program are to attract, retain, motivate, focus, and reward executives in order to enhance the long-term profitability of the Company, foster stockholder value creation, and align executives’ interests with those of our stockholders. The Compensation Committee reviews executive compensation levels annually and seeks to reward executives for performance of achievement against corporate, business unit, department and individual goals. In its annual executive compensation review, the Compensation Committee also relies on compensation survey and peer company data and considers a balance between pay for performance and retention of executives in a competitive labor market. The items below highlight the key components of our executive compensation program and philosophy.

•

Performance-based equity compensation awards that are closely aligned with stockholder interests in that they vest only after meeting challenging growth targets in Customer Licensing Income (“CLI”) over a three-year period and are further modified by total stockholder return over the same period.

•

Emphasis on performance-based compensation in our pay mix. Approximately 86% of our current CEO’s total target compensation, and on average, approximately 79% of our other NEOs’ total target compensation was subject to our financial and/or share price performance in 2019.

•

Alignment between executive compensation and stockholder interests, achieved by emphasizing long-term compensation in our pay mix. In 2019, approximately 60% of our CEO’s target long-term equity incentive awards and 50% of other NEOs’ target long-term equity incentive awards consisted of performance units as described below.

•

Close alignment of our annual incentive compensation program (“Corporate Incentive Plan” or “CIP”) with Company performance. Our 2019 CIP program was funded based on the achievement of an objective performance target of pro-forma operating income. During 2019, the Company experienced a reduction of $36.0 million in royalty revenue related to structural changes in our long-term patent licensing agreements. Despite this reduction we increased pro-forma operating income to $143.4 million for 2019 as compared to $135.0 million for 2018, an increase of $8.4 million. Pro-forma operating income performance for 2019 exceeded our target of $133.1 million. Our strong performance in 2019 resulted in CIP pool funding at 107.8% of target. Although the 2019 performance target for the CIP represented a minor increase from the 2018 performance target and a minor decrease from the

2018 actual performance, the significant operational challenges associated with our mergers and acquisitions activity in 2019, as well as the $36.0 million reduction in royalty revenue from our patent licensing arrangements, led the Compensation Committee to determine that the 2019 performance target of $133.1 million would be difficult to achieve and would be aligned with stockholder interests and the Company’s growth strategy.

•

We maintained high governance standards in our executive compensation practices, including best practices with respect to equity ownership guidelines, perquisites, compensation recovery (e.g. clawbacks) and independent compensation committee advisors reviewing the entirety of our executive compensation programs. See “Other Policies and Elements of NEO Compensation” below.

Summary of Corporate Governance and Compensation Practices

The chart below summarizes our corporate governance and compensation practices:

Corporate Governance	Compensation
✓ Currently, seven of our eight directors are independent, bringing diverse perspectives from various high performing technology companies	✓ There is a strong link between pay and performance
✓ Our Board is led by an independent Non-Executive Chairperson	✓ A significant portion of our CEO and NEO target compensation is subject to Company financial and/or share price performance
✓ We have a thoughtful approach to balanced Board composition, diversity, and Board refreshment	✓ Generally, no perquisites are provided to our executives that are not available to our broad employee population
✓ We regularly review succession plans for our CEO and other senior executives	✓ We maintain robust stock ownership guidelines, with 50% after-tax share retention until requirements are met
✓ We conduct a thorough annual review of our compensation programs and whether our programs encourage undue risk taking	✓ All employees and directors are prohibited from engaging in hedging transactions in Rambus shares
✓ Independent Compensation Consultant

✓  We retain the right to reduce or withhold future compensation based on required restatement or adjustment, and to determine extent to which recovery of prior compensation (clawback) may be pursued in event of fraud

✓ We adhere to robust risk management policies, including investment, legal, operational, financial, and strategic risks	✓ Vesting of outstanding equity awards may only accelerate upon a “double-trigger following a change in control
✓ We regularly engage with stockholders	✓ Our executive compensation program is annually submitted to our stockholders for an advisory vote

Summary of Practices in Which We Do Not Engage

Below is a summary list of corporate governance and compensation practices in which the Company does not engage:

•	All employees and directors are prohibited from engaging in hedging transactions in Rambus shares

•	We do not provide excessive benefits or perquisites for our executives

•	We do not provide tax gross ups in the event of a change in control

•	Our 2015 Plan prohibits the repricing of underwater stock options

Summary of Our Business Performance

Guided by our strategic objectives, Rambus continued to focus on its core strengths in semiconductors, optimized the Company for operational efficiency, and leveraged our strong cash generation to re-invest for growth. Consistent with those priorities, we undertook significant M&A activity throughout 2019 and focused the Company on Memory Interface Chips and Silicon IP solutions for the semiconductor market. The Company closed the sale of its Payments and Ticketing business to Visa and completed two silicon IP acquisitions; Northwest Logic for digital controllers, and the secure silicon IP and protocols businesses of Verimatrix, formerly Inside Secure. Patent Licensing remained stable following structural step-downs in 2019, with the decline offset by growth in product revenue. Revenue from products accounted for 9%, 17% and 33% of our consolidated revenue for the years ended December 31, 2017, 2018 and 2019, respectively.

Rambus continues to execute and demonstrate success across its product lines. We delivered the second consecutive year of record revenue from products, with combined results from our Memory Interface Chips and Silicon IP businesses achieving over 64% growth compared to 2018. In 2019 we generated cash from operations of $128.5 million, a 48% increase compared to 2018.

Memory Interface Chips was the fastest growing business, delivering three consecutive quarters of record revenue and resulting in annual revenue almost doubling compared to 2018. Driven by increased OEM and data center qualifications, we saw steady gains in our DDR4 memory interface chip market share in Q4 and delivered the third consecutive quarter of record revenue. The Company remains well positioned as a first mover for the industry transition to DDR5.

In 2019, Silicon IP drove sustained growth of 29% compared to 2018 and delivered record revenue in Q4. This growth was driven by numerous design wins at tier-1 SoC customers across our target markets for both interface and security IP solutions. We also expanded our portfolio of solutions addressing the fast-growing and demanding applications in AI, 5G and data center with the launch of a comprehensive PCIe 5 interface solution.

2019 Advisory Vote on Executive Compensation and Other Stockholder Engagement

In 2018, we made significant changes to our compensation programs to better align with best practices and respond to extensive stockholder feedback following our Say on Pay votes in April 2017 and April 2018. Accordingly, at our 2019 annual meeting of stockholders, the advisory vote on executive compensation was approved by approximately 95% of the votes cast. The Compensation Committee believes that the result of this vote affirms our stockholders’ support for our approach to executive compensation and reflects favorable recognition of the changes we have made based on their feedback. We continued our efforts in stockholder outreach and engagement during 2019, and received no materially significant feedback or recommendations regarding our executive compensation programs. Moreover, given the level of Say on Pay support in April 2019, we have maintained the general overall structure and principal elements of our executive compensation programs in 2019. We will continue to take stockholder feedback seriously, and will continue to engage with stockholders. We hold say-on-pay votes annually, and intend to do so again at our 2021 annual meeting.

Our Compensation Philosophy — Pay for Performance

Our compensation programs are designed to align compensation with business objectives and Company financial performance. The objectives of our executive compensation program are to attract, retain, motivate, focus, and reward executives in order to enhance the long-term profitability of the Company, foster stockholder value creation, and align executives’ interests with those of our stockholders. The principal components of our annual executive compensation program in 2019 were base salary, annual cash incentive awards and long-term equity incentive awards.

A substantial portion of our executives’ total compensation is variable and dependent on Company and individual performance. In fiscal 2019, approximately 86% of our current CEO’s, and on average 79% of our NEOs’ total target compensation was subject to the Company’s financial and/or stock price performance.

The below charts illustrate the pay mix at target for our CEO and other NEOs in 2019:

NEO Compensation Process

The Role of the Compensation Committee

The Compensation Committee is responsible for determining and approving CEO compensation, approving compensation recommendations for NEOs, recommending to the Board changes to the non-employee director compensation program, approving the overall levels of equity to be granted each year, and determining the amount of funding that will be available for CIP, among other duties expressed in its charter. The compensation decisions are based on numerous inputs and independent advice, as laid out below.

In performing these duties, the Compensation Committee evaluates the performance of the CEO, and reviews and evaluates the existing NEO compensation programs. The Compensation Committee has the authority to obtain advice and assistance from internal or external compensation consultants, attorneys, accountants and other advisers. The Board of Directors annually evaluates the independence of its members and has determined that each non-executive member of the Board of Directors satisfies the relevant criteria for independence.

The Compensation Committee considers multiple factors to ensure that compensation packages are consistent with our pay for performance philosophy and that we remain competitive in the market for talent. Important factors considered in these decision-making processes included Company performance, individual leadership and performance assessments, market compensation levels, job scope, individual skills and experience, the relative importance of the individual’s role, internal pay equity, historical pay levels and equity holdings. The Compensation Committee reviewed and approved Mr. Seraphin’s compensation, and Mr. Seraphin was not present for any voting or deliberations regarding his compensation.

The Board of Directors completed an annual comprehensive performance assessment of the NEOs and conducted a review of the CEO’s performance. This assessment included an evaluation of pre-established strategic objectives and review of direct feedback from managers, peers and subordinates. The Compensation Committee also held an annual joint meeting with the full Board of Directors to review and discuss Company leadership development, performance objectives and emergency and long-term succession planning.

The Role of the Independent Compensation Consultant

During 2019, the Compensation Committee initially retained Semler Brossy Consulting Group, LLC (“SBCG”) to assist in evaluating executive and director compensation. In addition, SBCG prepared materials and analyses for the Compensation Committee on executive compensation, including Mr. Fan’s new hire compensation package. In May 2019, the Compensation Committee retained Farient Advisors LLC (“Farient”) as its new independent advisor for purposes of providing compensation consultant services. Both SBCG (prior to its termination) and Farient reported or reports directly to the Compensation Committee and worked or works collaboratively with management and the Compensation Committee. Pursuant to SEC rules, the Compensation Committee assessed the independence of SBCG and Farient, and concluded that no conflict of interest existed or exists that would prevent SBCG or Farient from independently representing the Compensation Committee. SBCG did not and Farient does not perform other non-compensation related services for the Company and will not do so without the prior consent of the Compensation Committee. SBCG regularly met with, and Farient regularly meets with the Compensation Committee outside the presence of management.

The Role of Management

Each year, the CEO and the head of Human Resources present to the Compensation Committee annual performance reviews and compensation recommendations for the then-current NEOs, excluding the CEO. Evaluation of CEO performance and compensation is determined by the Compensation Committee without the presence or consultation of the CEO. Specifically, the Compensation Committee reviewed and approved Mr. Seraphin’s compensation, and Mr. Seraphin was not present for any voting or deliberations regarding his compensation. Management personnel worked with SBCG and works with Farient to prepare compensation information and assessments for the Compensation Committee’s consideration.

In addition, the Compensation Committee also determines the amount of funding available for our CIP pool. Our CEO then allocates this funding based on a measurement of each NEO’s achievement levels against specific performance milestones in relation to the Company’s overall performance targets and recommends a specific CIP award for each NEO other than himself. The Compensation Committee reviews and assesses the CEO’s proposed CIP award for each NEO.

Peer Group Comparisons

Each year, our compensation consultant, together with senior members of executive staff and our Human Resources department, defines and assesses the appropriateness of a group of similarly situated companies, referred to as the Compensation Peer Group. This peer group is used for a variety of purposes, including benchmarking pay levels, pay programs, assessing pay for performance, and assisting the Compensation Committee to determine whether the total compensation opportunity available to our NEOs is appropriate and competitive.

The Compensation Committee reviews the Company’s peer group annually to ensure that the group remains appropriate, by size and business fit. During July 2018, the Compensation Committee made changes to the Company’s peer group aimed at better positioning Rambus in terms of relative size by revenue, with such change to be effective for fiscal 2019. Accordingly, Dolby Laboratories and Integrated Device Technology, the Company’s two largest peers, were removed for fiscal year 2019, and Neophotonics, Ambarella, Nanometrics and Rudolph Technologies were added to the peer group, given their relative size in revenue. The Compensation Peer Group for fiscal year 2019 compensation was approved by the Compensation Committee in July 2018 and consisted of 16 companies selected based on a number of key attributes, including revenue, technological complexity, industry and business characteristics, market capitalization and number of employees.

Appearing below is the Company’s fiscal year 2019 peer group as determined by the Compensation Committee. The fiscal year 2019 peer group spans system software, semiconductor products, technology licensing and patent licensing sectors, as shown below:

2019 Peers

Ambarella, Inc.	MaxLinear, Inc.	Power Integrations Inc.
Bottomline Technologies, Inc.	M/A-Com Technology Solutions	Rudolph Technologies, Inc.
Inphi Corporation	Monolithic Power Systems	Semtech Corporation
InterDigital, Inc.	Neophotonics Corp.	Silicon Laboratories Inc.
Lattice Semiconductor Corporation	Nanometrics, Inc.	Universal Display Corp.
Xperi Corp

In addition, the Compensation Committee reviews Radford survey data, including a broad range of industry competitors to supplement the peer group information. The survey was selected to represent pay levels for positions of comparable responsibility within companies of comparable size to Rambus.

During October 2019, the Compensation Committee made further changes to the Company’s peer group aimed at finding more comparable companies in terms of relative size by revenue, as well as business models and product offerings, with such changes to be effective for fiscal 2020 compensation benchmarking. Accordingly, Bottomline Technologies, Nanometrics, Inc. and Rudolph Technologies, Inc. were removed for the fiscal year 2020 compensation review cycle.

2020 Peers

Ambarella, Inc.	MaxLinear, Inc.	Power Integrations Inc.
Inphi Corporation	M/A-Com Technology Solutions	Semtech Corporation
InterDigital, Inc.	Monolithic Power Systems	Silicon Laboratories Inc.
Lattice Semiconductor Corporation	Neophotonics Corp.	Universal Display Corp.
Xperi Corp

Components of NEO Compensation

The Company’s fiscal year 2019 executive compensation program consisted of the following components:

Element	Purpose	Design

Salary	Attract and retain top talent, capable of delivering superior performance	Fixed compensation, payable in cash
Annual Incentive (CIP)	Motivate and reward NEOs for achieving annual financial and business objectives	Short-term cash incentive compensation based on Operating Income adjusted by Licensing Billings; Pool ranges from 0% to 200% and is allocated based on individual contributions
Restricted Stock Units	Encourage the achievement of superior results over the long- term	Four-year ratable vesting (or 2-year ratable vesting in the case of Mr. Fan’s inducement award) with weighting at 40% of LTI award for CEO and 50% of LTI award for other NEOs
Performance Units

Three-year performance period, based on Customer Licensing Income, with +/-25% relative TSR modifier; payouts range from 0% to 200%. Weighting at 60% of LTI award for CEO and 50% of LTI award for other NEOs

Annual Base Salary

For 2019, Mr. Seraphin did not receive a base salary increase, primarily based on market compensation data and his recent appointment as Chief Executive Officer in October 2018. During 2019, Messrs. Mathur and Kim received increases to their base salaries, reflecting individual performance and a review of market compensation levels. Mr. Fan’s base salary was determined based on negotiations with the Company, the scope of his responsibilities and the review of market compensation levels. The following shows the NEOs’ base salary amounts for 2019, including the percentage change from the prior fiscal year:

	2019 Base Salary	2018 Base Salary	Percentage Change
Executive Officers:
Luc Seraphin	$550,000	$550,000	0%
Rahul Mathur	$354,188	$341,880	3.6%
Jae Kim	$354,188	$341,880	3.6%
Sean Fan (1)	$475,000	$—	—

(1)	Mr. Fan was appointed as Senior Vice President, Chief Operating Officer on August 26, 2019.

Annual Cash Incentive Compensation — Corporate Incentive Plan (CIP)

Consistent with previous years, the Company’s fiscal year 2019 CIP program was based on the achievement of an objective performance goal of pro-forma operating income. The Company believes this measure provides a meaningful measure of core financial performance that promotes growth and cost discipline. Pro-forma operating income is a non-GAAP measure that consists of GAAP operating income, adjusted for stock-based compensation expense, amortization expense, certain acquisition related expenses, retention bonuses, restructuring expenses, impairment charges, non-cash interest expense and certain other one-time or extraordinary expenses or credits. Other one-time or extraordinary expense or income items may be excluded from pro-forma operating income as determined by the Compensation Committee.

In addition, consistent with fiscal 2018, the fiscal year 2019 CIP achievement metric of pro-forma operating income was also adjusted for Customer Licensing Income (“CLI”). CLI represents the Company’s reported financial results adjusted for licensing billings. Licensing billings is an operational metric that reflects amounts invoiced to the Company’s patent and technology licensing customers during the period and was chosen because it provides a measure comparable to prior periods that more closely matches the Company’s cash from operations, and provides meaningful profitability metrics. Additionally, revenues for the Payments and Ticketing business were included in the calculations of performance for the Company’s first and second fiscal quarters of 2019 but excluded from performance calculations for the Company’s third fiscal quarter of 2019 and beyond because the Company had publicly announced that it had entered into a definitive agreement to sell the business to Visa on June 25, 2019, near the end of the second fiscal quarter of 2019. Due to the inherent uncertainties associated with a business that is held for sale and subject to closing conditions, as well as customer and employee concerns with a potential new owner for the business, the Compensation Committee determined that it was fair and reasonable to exclude the performance associated with the Payments and Ticketing business for the Company’s third and fourth fiscal quarters of 2019. As was publicly announced on October 22, 2019, Visa completed the acquisition of the Payments and Ticketing business in the fourth fiscal quarter of 2019.

For 2019, the Compensation Committee approved an increase in the CIP target as a percentage of salary for Mr. Mathur based on the Compensation Committee’s assessment of individual performance, responsibilities and market compensation levels. The Compensation Committee determined that Messrs. Seraphin’s and Kim’s CIP target should remain at 2018 levels based on their assessment of market compensation levels. Mr. Fan’s CIP target was determined based on negotiations with the Company, the scope of his responsibilities and the review of market compensation levels. The following table shows the 2019 CIP targets relative to 2018 CIP targets for our NEOs:

	2019 CIP Target		2018 CIP Target
	2019 CIP Target	% of Base Salary	2018 CIP Target	% of Base Target
Executive Officers:
Luc Seraphin	$550,000	100%	$550,000	100%
Rahul Mathur	$310,000	88%	$300,000	88%
Jae Kim	$300,000	85%	$300,000	88%
Sean Fan (1)	$380,000	80%	$—	—

(1)	Mr. Fan was appointed as Senior Vice President, Chief Operating Officer on August 26, 2019.

To align payouts with Company performance, CIP funding can range from 0% to 200% of target with a threshold of $0 (paying at 0% of target) and a maximum pro-forma operating income target of $266.2 million (paying at 200% of target), with awards interpolated for performance between discrete points. In accordance with the plan, our 2019 CIP funding was measured at mid-year based on estimated expectations of the full year’s achievement against the performance target. The measurement resulted in a progress payment toward the full year target payment. Final payments for fiscal 2019 reflected actual Company performance in 2019, net of the mid-year progress performance payment. The 2019 performance targets and results of pro-forma operating income were as follows:

Target	Actual Performance	CIP Funding
$133.1 million	$143.4 million	107.8%

As noted above, the Company made significant strategic changes during 2019 by redefining the focus of our business with significant M&A activity with the sale of its Payments and Ticketing business to Visa and the completion of two silicon IP acquisitions, Northwest Logic for digital controllers, and the secure silicon IP and protocols businesses of Verimatrix, formerly Inside Secure. Despite these operational challenges and a higher 2019 CIP performance target of $133.1 million, relative to the 2018 goal of $133.0 million and actual performance of $135 million, the Company achieved pro-forma operating income of $143.4 million, resulting in 107.8% CIP pool funding. This $8.4 million increase in pro-forma operating income over the prior year occurred despite a $36.0 million reduction in royalty revenue related to structural step downs in our long-term patent licensing agreements. Although the 2019 performance target for the CIP represented a minor increase from the 2018 performance target and a minor decrease from the 2018 actual performance, the significant operational challenges associated with our mergers and acquisitions activity described above, as well as the $36.0 million reduction in royalty revenue from our patent licensing arrangements, led the Compensation Committee to determine that the 2019 performance target of $133.1 million would be difficult to achieve and would be aligned with stockholder interests and the Company’s growth strategy.

Individual CIP payouts for NEOs may vary based on an assessment of individual performance relative to corporate goals and metrics. Individual executive performance may be factored into the payout amounts based on achievement of specific individual goals. Individual goals may be quantitative, milestone-based or project-based. Mr. Seraphin’s performance is discussed and determined by the Compensation Committee with active consultation with the Board of Directors. Individual performance of the other NEOs is determined by the Chief Executive Officer, with active consultation and discussion with the Compensation Committee and its consultant. No individual performance factor was applied in 2019. While the Company does retain the flexibility to exercise discretion in determining bonus amounts based on individual performance, the Compensation Committee felt that there was not a sufficient basis to exercise its discretion to vary payout amounts based on individual performance. Accordingly, our NEOs received 2019 bonuses based solely on Company performance and participated in the 2019 CIP on the same terms as other participants, based on the same percentage of CIP pool funding (107.8%).

	2019 CIP Payout
	2019 CIP Payout	% of Base Salary
Executive Officers:
Luc Seraphin	$592,900	108%
Rahul Mathur	$333,495	94%
Jae Kim	$323,400	91%
Sean Fan (1)	$143,655	30%

(1)	Mr. Fan was appointed as Senior Vice President, Chief Operating Officer on August 26, 2019.

Additional Bonus Payments

As an incentive to accept employment with the Company, Mr. Fan received a $300,000 bonus shortly after his employment began and will be eligible to receive an additional $300,000 on the twelve-month anniversary of his employment start date, subject to remaining an employee in good standing. These bonuses were awarded to Mr. Fan as partial compensation for a significant amount of foregone compensation from his prior position at his previous employer and for retention purposes.

Long Term Equity Incentive Compensation

Our equity incentives encourage the achievement of superior results over time and align the interests of our executive officers and stockholders because the value of the equity incentives is based on the price of the Company’s stock. Our equity awards are subject to vesting provisions to encourage executive officers to remain employed with us. To determine annual equity awards with respect to a completed fiscal year, the Compensation Committee reviews each then-current NEO’s performance and contribution during such year, as well as current market information, external competitive circumstances, overall equity ownership and vesting schedules of existing equity held by each NEO.

2019 Equity Awards

Based on its review of current market practices and the intended balance between a focus on performance and executive retention in a competitive employment market, the Compensation Committee determined that a mix of RSUs and PSUs without options would provide more appropriate incentives for Company NEOs, including the Company’s CEO. NEO annual equity awards granted in February 2019 (and granted to Mr. Fan in September 2019 in connection with his appointment as Chief Operating Officer) represented a mix of RSUs and performance units as an incentive for share price growth and financial performance as shown below. The relative increase in 2019 in Mr. Seraphin’s equity award as compared to 2018 was based on company performance, individual performance, market compensation data, and recognition of Mr. Seraphin’s transition to permanent CEO which occurred in October 2018.

	Performance Units	Restricted Stock Units
CEO	60%	40%
NEOs	50%	50%

The following table is a summary of equity awards (in number of shares) granted during February 2019 to our then-current NEOs and in September 2019 to Mr. Fan in connection with his appointment as Chief Operating Officer. For the dollar values associated with such grants, please see the Summary Compensation Table.

	PSU Grant at Target	RSU Grant
Executive Officers:
Luc Seraphin	172,500	115,000
Rahul Mathur	62,500	62,500
Jae Kim	53,125	53,125
Sean Fan	112,782	112,782

2019 Performance Units

In fiscal 2019, consistent with its fiscal 2018 approach, the Company granted to its NEOs performance units with a three-year performance period that vest in full upon the completion of such performance period. The performance units vest based upon the achievement of compound annual growth of CLI over the performance period. The initial payout will then be modified +/-25% based on the Company’s TSR ranking relative to its compensation peer group.

Compound annual CLI growth of 5% results in 50% of target payout. Each additional 1% compound annual growth results in 10% of the target number of performance units vesting, up to a maximum of 160% of target performance units at 16% compound annual growth. If compound annual CLI growth is below 5%, the performance units are forfeited. At the end of the performance period, if Rambus’ TSR is in the top third of the peer group, the payout number of shares will be multiplied by 125%; middle third performance will have no additional impact on payout, and bottom third performance will have a negative 25% impact.

Please see the chart below for an illustrative example.

CLI Annual Growth Rate	CLI Payout Result (1)	Range of Potential Payouts after Relative TSR Modifier
>16%	160%	120%-200%
16%	160%	120%-200%
10%	100%	75%-125%
5%	50%	38%-63%
<5%	0%	0%

(1)	Payouts for CLI Annual Growth Rates not displayed are determined on a straight-line basis within the ranges indicated.

In December 2019, the Compensation Committee in consultation with Farient and the Company’s outside legal counsel held meetings to determine how to treat the sale of the Payment and Ticketing business to Visa in connection with the performance metrics in the 2018 and 2019 PSUs. After reviewing the historical context as a basis for their determination, the Compensation Committee determined and clarified that the revenues as originally forecasted for the Payments and Ticketing businesses as part of the 3 year performance measurement period will continue to be included for purposes of calculating achievement toward the compound annual CLI growth targets associated with the 2018 and 2019 PSUs.

2020 Performance Units

For fiscal 2020, the Company will grant its NEOs performance units with a three-year performance period that vest in full upon the completion of the performance period. The fiscal 2020 performance units will vest solely based upon the Company’s relative TSR to the TSR of the SOX semiconductor index companies, excluding certain companies from that index focused on equipment and systems used in the production of semiconductors (the “Equipment Companies”). This change from the fiscal 2019 performance units, which vest based upon the achievement of CLI annual growth over the performance period with a modifier based on the Company’s TSR ranking relative to our compensation peer group, was implemented for simplicity and strategic flexibility. The SOX semiconductor index companies minus the Equipment Companies was chosen as the benchmark because it best reflects the volatility and trading patterns of our common stock.

The performance units will vest based upon the achievement of relative TSR (with a 100% weighting) as set forth below, with a relatively wide point spread to ensure relevance throughout the performance period:

Performance Level	TSR Percentage Point Spread Above / Below Median of SOX Semiconductor Index Minus Equipment Companies (1)		Payout (Percentage of Target Shares) (2)
Max	≥	+25%	200%
Target		0%	100%
Threshold		-15%	25%
< Threshold		< -15%	0%

(1)	A 60-day trailing average stock price will be used to calculate TSR

(2)	Will be interpolated for performance between discrete points

Benefits and Perquisites

We do not provide any perquisites to our executives that are not generally available to the broad employee population with the exception of termination benefits for Mr. Seraphin and termination benefits for our NEOs, including Mr. Seraphin, based on change of control severance agreements. Our NEOs are eligible to participate in our 401(k) plan, our health and welfare benefits, our Employee Stock Purchase Plan and our User-Owned Personal Computing Devices reimbursement program on the same terms as other eligible employees.

Stock Ownership Guidelines

Our executives and directors are required to hold 50% of after-tax shares realized upon vesting or exercise of equity awards on an after-tax basis until they reach the required company stock ownership levels. The required ownership levels are 5x base salary for the CEO, 3x base salary for other executive officers, and 3x annual cash compensation for directors. Our executives and directors are required to achieve the required levels within five years of the date an officer or director assumes his or her position. For purposes of these guidelines, ownership includes shares owned outright, unvested restricted stock, performance units and restricted stock units, and the value of vested and unexercised stock options. As of December 31, 2019, all of our NEOs and directors were in compliance with this policy.

Hedging

As stated in our Code of Business Conduct and Ethics, all of our employees and directors are prohibited from engaging in hedging transactions in Rambus shares, including short sales and purchases of put options.

Equity Grant Policy

Annual equity awards to then-current NEOs are granted on February 1st of each year or the first trading day thereafter. Under our current compensation program, awards granted consist of RSUs and performance units. The number of shares and key terms of the awards are approved by the Compensation Committee prior to the scheduled award date. On occasion, the Compensation Committee approves other special or promotional equity awards during the year in addition to the annual equity awards, including, for example, Mr. Seraphin’s awards in connection with his promotion to Interim CEO and to CEO in 2018, as well as Mr. Fan’s new hire equity awards in 2019.

Compensation Recovery (Clawback)

The Compensation Committee reserves the right to reduce or withhold future compensation based on any required restatement or adjustment to the Company’s reported financial statements, and to determine the extent to which recovery of prior compensation may be pursued in the event of future adjustments caused by fraud on the part of an executive of Rambus. The Compensation Committee will adopt a policy that complies with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such rules are promulgated.

COO Offer Letter

In August 2019, in connection with his appointment as the Company’s Chief Operating Officer, the Company entered into an offer letter with Mr. Fan, which sets forth the terms and provisions governing Mr. Fan’s employment. In August 2019, the Company entered into a change of control severance agreement with Mr. Fan. Please see below for a description of Mr. Fan’s offer letter and change of control severance agreement.

Change of Control Severance Agreements

We have entered into change of control severance agreements with our executive officers, including our CEO, that govern certain applicable change of control severance obligations. These agreements are designed to promote stability and retention of senior management prior to and following a change of control and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment. Each agreement has an initial term of three years and will renew automatically for additional one-year terms unless either party to the agreement provides the other with written notice of non-renewal at least 90 days prior to the date of automatic renewal.

For each of our NEOs, if we terminate such executive’s employment without “Cause” or such executive terminates his employment for “Good Reason”, and in each case, such termination occurs during a period beginning three months before a change of control and ending 12 months (or 24 months in the case of Mr. Seraphin) following a change of control, then subject to the executive signing and not revoking a separation agreement and release of claims and the executive’s continued compliance with the terms of the At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement entered into between the executive and the Company, the executive will receive: (i) a lump sum payment (less applicable withholding taxes) equal to 100% (or 200% in the case of Mr. Seraphin) of the executive’s annual base salary as in effect immediately prior to the executive’s termination date or, if greater, at the level in effect immediately prior to the change of control; (ii) a lump sum payment (less applicable withholding taxes) equal to 100% (or 200% in the case of Mr. Seraphin) of the executive’s target bonus and commission for the year of termination as in effect immediately prior to the executive’s termination date, or, if greater, at the level in effect immediately prior to the change of control; (iii) 100% of the executive’s then-outstanding and unvested equity awards will become vested in full (and if the amount of the award to vest is determined based on the achievement of performance criteria, then the equity awards will vest based on achievement at target levels for the relevant performance period(s)); and (iv) if the executive elects continuation coverage pursuant to COBRA for executive and his or her eligible dependents, the Company will reimburse the executive for the COBRA premiums for a maximum period of 12 months (or 18 months in the case of Mr. Seraphin). Refer to “Executive Compensation Tables — Potential Payments Upon Termination or Change of Control” below for a discussion of potential payments to our current NEOs, including our CEO.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation paid to our Chief Executive Officer and certain other executive officers will not be deductible to the extent it exceeds $1 million. In 2019, the Compensation Committee considered the potential future effects of Section 162(m) when determining NEO compensation, and is expected to consider the potential future effects of Section 162(m) when determining future NEO compensation.

Compensation Program Risk Evaluation

The Compensation Committee annually reviews the elements of NEO compensation to determine whether any portion of the overall program encourages excessive risk taking. The Compensation Committee’s current assessment is that although the majority of compensation provided to our NEOs is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. The Compensation Committee believes that the design of these compensation programs encourages our NEOs to remain focused on both short- term and long-term strategic goals.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

THE COMPENSATION COMMITTEE Eric Stang (Chair) Emiko Higashi Necip Sayiner

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows NEO compensation information for the fiscal years ended December 31, 2019, 2018 and 2017.

				Stock	Option	Incentive Plan	All Other
		Salary		Awards(1)	Awards(1)	Compensation(2)	Compensation(3)		Total
Name and Title	Year	($)		($)	($)	($)	($)		($)
Luc Seraphin	2019	550,000		2,888,225	—	592,900	11,436		4,042,561
Chief Executive	2018	393,255	(5)	1,414,486	210,215	397,211	11,112		2,426,279
Officer

Rahul Mathur	2019	353,162		1,241,875	—	333,495	13,436		1,941,968
Senior Vice President,	2018	340,890		627,678	188,089	310,000	11,112		1,477,770
Finance and Chief	2017	330,000		477,389	121,059	291,600	10,740		1,230,788
Financial Officer

Jae Kim	2019	353,162		1,055,594	—	323,400	11,436		1,743,592
Senior Vice President,	2018	340,890		590,741	177,026	310,000	11,112		1,429,769
General Counsel and	2017	327,500		500,753	121,059	291,600	10,740		1,251,652
Secretary

Sean Fan	2019	167,468		3,071,054	—	143,655	301,669	(4)	3,683,846
Senior Vice President, Chief Operating Officer

(1)

Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown are the aggregate grant date fair value computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the value of stock and stock option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

Amounts for fiscal year 2019 consist of compensation earned for services rendered in fiscal year 2019 and are based upon the achievement of certain targets under the 2019 Corporate Incentive Plan. The target and achievement results were reviewed and approved by the Compensation Committee. The plan is further described under “Compensation Discussion & Analysis — Components of NEO Compensation.”

(3)	“All Other Compensation” for NEOs for 2019 include 401K match, health and welfare premium payments and bring your own device stipend.
(4)	Mr. Fan was provided a sign-on bonus of $300,0000 upon his appointment.
(5)	Mr. Seraphin was promoted to Interim Chief Executive June 28, 2018 and to Chief Executive Officer effective October 25, 2018.

Executive Employment Arrangements

We have entered into employment offer letters with each of our Named Executive Officers, the material terms of which are described below.

Each of our Named Executive Officers is eligible to receive certain severance payments and/or benefits in connection with his or her termination of employment under various circumstances, including following a change in control, pursuant to written severance and change in control arrangements. For a summary of the material terms and conditions of these arrangements, as well as an estimate of the potential payments and/or benefits payable to our Named Executive Officers under these arrangements, see the description below and the section titled “—Potential Payments Upon Termination or Change in Control” below.

Luc Seraphin. In 2018, we entered into an Employment Agreement with Mr. Seraphin, which has an initial three-year term that will expire on October 25, 2021 and provides for automatic one-year extensions thereafter, unless we or Mr. Seraphin provide the other party written notice at least 90 calendar days before the extension date that the employment term under the agreement will not be extended. Mr. Seraphin’s employment agreement provides that he is an at-will employee. Mr. Seraphin is currently entitled to an annual salary of $575,000. Additionally, Mr. Seraphin is eligible for an annual target cash incentive payment equal to $575,000. In connection with his promotion to Chief Executive Officer, Mr. Seraphin also received a grant of RSUs covering 36,150 shares of our common stock. The RSUs vested fully on November 1, 2019. Per his Employment Agreement, Mr. Seraphin may be eligible to receive additional equity awards as determined by the Board or the Compensation Committee in its discretion.

Sean Fan. In 2019, we entered into an offer letter with Mr. Fan. Per the terms of his offer letter, Mr. Fan’s annual base salary was set at $475,000 and Mr. Fan was eligible to receive an annual incentive with a target bonus of $380,000 (prorated for fiscal 2019). He is currently entitled to an annual salary of $480,000 and an annual target cash incentive payment equal to $384,000. As an incentive to accept employment, the Company paid Mr. Fan $300,000 (less applicable withholding taxes) shortly following his first date of employment and will pay Mr. Fan an additional $300,000 (less applicable withholding taxes) 12 months following the first date of his employment with the Company, provided that he remains an employee in good standing. In connection with his hiring, Mr. Fan received an inducement RSU award of 112,782 RSUs and an inducement award of 112,782 performance units. Fifty percent of the RSU award will vest 12 months from the date of grant, and the remaining 50% of the RSU award will vest 24 months from the date of grant, subject to continued service. The performance units will vest as described above in “2019 Performance Units”. The RSUs and performance units are subject to the terms and conditions of the Company’s 2019 Inducement Equity Incentive Plan and an award agreement. Per his offer letter, Mr. Fan may be eligible to receive additional equity awards as determined by the Board or the Compensation Committee in its discretion.

Grants of Plan Based Awards

The following table shows all plan-based awards granted to the NEOs during 2019. The unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2019 Year End table that follows.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Luc Seraphin	2/1/2019	1/24/2019	N/A	550,000	1,100,000				115,000	1,078,700
	2/1/2019	1/24/2019				50%	100%	200%	172,500	1,809,525
Rahul Mathur	2/1/2019	1/24/2019	N/A	310,000	620,000				62,500	586,250
	2/1/2019	1/24/2019				50%	100%	200%	62,500	655,625
Jae Kim	2/1/2019	1/24/2019	N/A	300,000	600,000				53,125	498,313
	2/1/2019	1/24/2019				50%	100%	200%	53,125	557,281
Sean Fan(4)	9/3/2019	7/25/2019	N/A	380,000	760,000				112,782	1,417,670
	9/3/2019	7/25/2019				50%	100%	200%	112,782	1,653,384

(1)

Amounts shown are estimated payouts for fiscal year 2019 to NEOs based on the 2019 bonus targets under the plan discussed under “Compensation Discussion & Analysis — Components of NEO Compensation.” Actual bonuses received by these named executive officers for fiscal year 2019 are reported in the Summary Compensation for Fiscal Year 2019 table under the column entitled “Non-Equity Incentive Plan Compensation” and described under “Compensation Discussion & Analysis — Executive Compensation Components.”

(2)

The restricted stock units and performance units granted on February 1, 2019 were granted as part of the Company’s regular performance review process. The restricted stock units will vest based on the executive’s continued service to the Company through the applicable vesting dates. The performance unit grants will vest based upon the achievement of Customer Licensing Income (“CLI”) compound annual growth over the performance period. The initial payout will then be modified +/-25% based on the Company’s TSR ranking relative to its compensation peer group and the executive’s continued service to the Company through the applicable vesting date on the third anniversary of the date of grant.

(3)

The value of a restricted stock unit or performance unit grant is based on the fair market value as of the grant date of such award determined pursuant to FASB ASC Topic 718. The restricted stock unit and performance unit grants are full value awards and do not have an exercise price.

(4)

The restricted stock units and performance units granted on September 3, 2019 were granted as part of the appointment of Mr. Fan as Senior Vice President, Chief Operating Officer. The restricted stock units will vest based on Mr. Fan’s continued service to the Company through the applicable vesting dates. The performance unit grants will vest based upon the achievement of Customer Licensing Income (“CLI”) compound annual growth over the performance period. The initial payout will then be modified +/-25% based on the Company’s TSR ranking relative to its compensation peer group and the executive’s continued service to the Company through the applicable vesting date on the third anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the NEOs as of December 31, 2019. Unvested stock awards reported in the Grants of Plan Based Awards table above are also included in the table below.

Name	# of Securities Underlying Unexercised Options (#) Exercisable	# of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Luc Seraphin	—	27,599	(2)	$12.84	2/1/2028	—		—	—		—
	21,959	12,809	(3)	$12.80	2/1/2027	—		—	—		—
	—	1,149	(4)	$12.31	2/1/2026	—		—	—		—
	—	—		—	—	115,000	(6)	1,584,700	—		—
	—	—		—	—	19,728	(7)	271,852	—		—
	—	—		—	—	13,630	(8)	187,821	—		—
	—	—		—	—	30,667	(9)	422,591	—		—
	—	—		—	—	6,091	(10)	83,934	—		—
	—	—		—	—	—		—	172,500	(11)	2,377,050
	—	—		—	—	—		—	26,304	(12)	362,469
Rahul Mathur	19,629	24,694	(2)	$12.84	2/1/2028	—		—	—		—
	20,449	8,764	(3)	$12.80	2/1/2027	—		—	—		—
	45,857	14,143	(5)	$12.15	11/1/2026	—		—	—		—
	—	—		—	—	62,500	(6)	861,250	—		—
	—	—		—	—	17,651	(7)	243,231	—		—
	—	—		—	—	9,324	(8)	128,485	—		—
	—	—		—	—	20,979	(9)	289,091	—		—
	—	—		—	—	20,000	(15)	275,600	—		—
	—	—		—	—	—		—	62,500	(11)	861,250
	—	—		—	—	—		—	23,535	(12)	324,312
Jae Kim	18,474	23,242	(2)	$12.84	2/1/2028	—		—	—		—
	20,449	8,764	(3)	$12.80	2/1/2027	—		—	—		—
	10,800	772	(4)	$12.31	2/1/2026	—		—	—		—
	2,400	—		$11.26	2/2/2025	—		—	—		—
	—	—		—	—	53,125	(6)	732,063	—		—
	—	—		—	—	16,612	(7)	228,913	—		—
	—	—		—	—	9,324	(8)	128,485	—		—
	—	—		—	—	20,979	(9)	289,091	—		—
	—	—		—	—	4,091	(10)	56,374	—		—
	—	—		—	—	—		—	53,125	(11)	732,063
	—	—		—	—	—		—	22,150	(12)	305,227
Sean Fan	—	—		—	—	112,782	(13)	1,554,136	—		—
	—	—		—	—	—		—	112,782	(14)	1,554,136

(1)

The market value is calculated using the closing price of our Common Stock of $13.78 on December 31, 2019 (the last trading day of 2019), as reported on The Nasdaq Global Select Market (Nasdaq), multiplied by the unvested stock amount.

(2)

The option was granted on February 1, 2018. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until fully vested on February 1, 2022.

(3)

The option was granted on February 1, 2017. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until fully vested on February 1, 2021.

(4)

The option was granted on February 1, 2016. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until fully vested on February 1, 2020.

(5)

The option was granted on November 1, 2016. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until they are fully vested on November 1, 2020.

(6)	The restricted stock units were granted on February 1, 2019 and vest in four equal annual installments beginning on February 1, 2020.
(7)	The restricted stock units were granted on February 1, 2018 and vest in four equal annual installments beginning on February 1, 2019.
(8)	The restricted stock units were granted on February 1, 2017 and vest in four equal annual installments beginning on February 1, 2018.
(9)

The performance stock units were granted on February 1, 2017. The number of shares earned will range between 0% to 150% of target shares granted. Vesting occurs after the performance level is achieved and determined relative to pro-forma operating margin for fiscal year 2017 and service is completed through the third anniversary of the date of grant.

(10)	The restricted stock units were granted on February 1, 2016 and vest in four equal annual installments beginning on February 1, 2017.
(11)

The performance stock units were granted on February 1, 2019. The number of shares earned will range between 0% to 200% of target shares granted. The performance units will vest based upon the achievement of CLI compound annual growth over the performance period. The initial payout will then be modified +/-25% based on the Company’s TSR ranking relative to its compensation peer group and the executive’s continued service to the Company through the applicable vesting date on the third anniversary of the date of grant.

(12)

The performance stock units were granted on February 1, 2018. The number of shares earned will range between 0% to 200% of target shares granted. The performance units will vest based upon the achievement of CLI compound annual growth over the performance period. The initial payout will then be modified +/-25% based on the Company’s TSR ranking relative to its compensation peer group and the executive’s continued service to the Company through the applicable vesting date on the third anniversary of the date of grant.

(13)	The restricted stock units were granted on September 3, 2019 and vest in two equal annual installments beginning on September 3, 2019.
(14)

The performance stock units were granted on September 3, 2019. The number of shares earned will range between 0% to 200% of target shares granted. The performance units will vest based upon the achievement of CLI compound annual growth over the performance period. The initial payout will then be modified +/-25% based on the Company’s TSR ranking relative to its compensation peer group and the executive’s continued service to the Company through the applicable vesting date on the third anniversary of the date of grant.

(15)	The restricted stock units were granted on November 1, 2016 and vest in four equal annual installments beginning on November 1, 2017.

Except as otherwise noted, each of the options and other equity awards reflected on the table above were issued under the 2006 Plan or the 2015 Plan, which are plans that were or are available to all of our employees. Certain equity awards reflected on the table above were issued under the 2019 Inducement Plan, which is not available to all of our employees.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the NEOs during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)($)
Luc Seraphin	36,398	52,170	124,527	1,439,966
Rahul Mathur	—	—	30,546	377,621
Jae Kim	6,446	23,071	47,784	487,117
Sean Fan	—	—	—	—

(1)	The value realized equals the market value of our common stock on the vesting date multiplied by the number of shares that vested.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Luc Seraphin, our CEO:

For fiscal year 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $145,620; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $4,042,561.

Based on this information, for fiscal year 2019, the ratio of the annual total compensation of Mr. Seraphin, our CEO, to the median of the annual total compensation of employees was approximately 28 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•	We selected December 31, 2019, which is the last day of our fiscal year, as the date upon which we would identify the median employee.

•

During fiscal 2019, our employee population had consisted of approximately 722 individuals, including employees in the United States, Australia, Canada, China, Finland, France, India, Japan, the Netherlands, South Korea, Taiwan and the United Kingdom. Of these employees, 317 were located in the United States and 405 were located outside of the United States.

•	When determining our median employee, we excluded:

•	93 employees that were acquired through acquisitions. Among these employees, 32 were acquired from Northwest Logic on August 23, 2019, and 61 were acquired from Verimatrix on December 7, 2019; and

•	among the remaining employees, we excluded all employees from Australia (2), China (4), Japan (4) and Taiwan (1).

•	To identify the “median employee” from our employee population we used payroll and equity plan records for January 1, 2019 through December 31, 2019 (the “compensation measure”).

•

The compensation measure included the following: base salary, employer cost of benefits, employer retirement plan contributions, including 401(k) matching, bonus payments, grant date fair value of equity awards, employee stock purchase plan discounts and sales commissions.

•	For countries other than the United States and Canada, the employer cost of benefits was calculated based on the average employer cost per country.

•	For countries in the European Union, the employer cost of benefits includes the cost of holidays.

•	Amounts paid in foreign currency were converted into United States dollars using exchange rates in effect as of December 31, 2019.

•

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $145,620.

•	With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table for Mr. Seraphin.

Potential Payments Upon Termination or Change of Control

Equity Acceleration

In the event of a “change in control” or “merger” of the Company, as defined in the plans, each outstanding option or equity award will be assumed or an equivalent option or right substituted by the successor company. In the event that the successor company refuses to assume or substitute for the option or equity award, the participant will fully vest in and have the right to exercise all of his or her options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the administrator of the plan will notify the participant that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.

The form of option agreement for the 2015 Plan and the 2006 Plan, provides that if a successor company assumes outstanding options or awards or substitutes for options or awards with an equivalent award, then if following such assumption or substitution the participant’s status as an employee or employee of the successor company, as applicable, is terminated by the successor company as a result of an “Involuntary Termination” other than for “Cause” within 12 months following the change in control, the option or award will immediately vest and become exercisable as to 100% of the shares subject to the option or award.

Change of Control Severance Agreements

We have entered into change of control severance agreements with our executive officers, including our CEO, that govern certain applicable change of control severance obligations. These agreements are designed to promote stability and retention of senior management prior to and following a change of control and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment. Each agreement has an initial term of three years and will renew automatically for additional one-year terms unless either party to the agreement provides the other with written notice of non-renewal at least 90 days prior to the date of automatic renewal.

For each of our NEOs other than our CEO, if we terminate such executive’s employment without “Cause” or such executive terminates his employment for “Good Reason”, and in each case, such termination occurs during a period beginning three months before a change of control and ending 12 months following a change of control, then subject to the executive signing and not revoking a separation agreement and release of claims and the executive’s continued compliance with the terms of the At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement entered into between the executive and the Company, the executive will receive: (i) a lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s annual base salary as in effect immediately prior to the executive’s termination date or, if greater, at the level in effect immediately prior to the change of control; (ii) a lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s full bonus and commission for the year of termination at target level as in effect immediately prior to the executive’s termination date, or, if greater, at the level in effect immediately prior to the change of control; (iii) 100% of the executive’s then-outstanding and unvested equity awards will become vested in full (and if the amount of the award to vest is determined based on the achievement of performance criteria, then the equity awards will vest based on achievement at target levels for the relevant performance period(s)); and (iv) if the executive elects continuation coverage pursuant to COBRA for executive and his or her eligible dependents, the Company will reimburse the executive for the COBRA premiums for a maximum period of 12 months.

CEO Employment Agreement

Mr. Seraphin’s employment agreement with the Company provides that in the event the Company terminates his employment with the Company without “Cause” and such termination does not occur within the three months prior to or 24 months following a change of control of the Company, Mr. Seraphin will receive: (i) a lump sum payment of 100% of his base salary and target bonus, (ii) Company payment of his COBRA premiums (in lieu of continued employee benefits) for a period of 12 months, and (iii) 12 months additional vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date). In the event the Company terminates Mr. Seraphin’s employment with the Company without “Cause” or Mr. Seraphin voluntarily terminates his employment for “Good Reason”, and in either event, such termination occurs within three months prior to or 24 months following a change of control of the Company, Mr. Seraphin will receive: (i) a lump sum payment of 200% of his base salary and target bonus, (ii) Company payment of his COBRA premiums (in lieu of continued employee benefits) for a period of 18 months, and (iii) 100% vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date).

The severance payments and other benefits will be subject to Mr. Seraphin entering into (and not revoking) a release of claims agreement against the Company and Mr. Seraphin’s continued compliance with certain non-compete, non-solicit, and non-disparagement provisions contained in the Agreements. In the event that the severance payments and other benefits payable to Mr. Seraphin constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Seraphin’s severance and other benefits will be either: (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Seraphin on an after-tax basis of the greatest amount of benefits.

Potential Change in Control Payments

The value of the benefits that would be payable to Mr. Seraphin assuming a qualifying termination of employment on December 31, 2019 is included in the chart below.

	Salary	Bonus	Equity	Benefits	Total
Luc Seraphin (No Change In Control)	$550,000	550,000	$1,111,132	$33,944	$2,245,076
(Change In Control)	$1,100,000	1,100,000	$2,589,950	$50,916	$4,840,866

The value of the benefits that would be payable to Messrs. Mathur, Kim and Fan, our other current NEOs, assuming a qualifying termination of employment on December 31, 2019 is included in the chart below.

	Salary	Bonus	Equity	Benefits	Total
Rahul Mathur	$354,188	$310,000	$1,851,620	$25,469	$2,541,277
Jae Kim	$354,188	$300,000	$1,465,812	$33,944	$2,153,944
Sean Fan	$475,000	$380,000	$1,553,572	$25,469	$2,434,041

Compensation of Directors

The following table shows compensation information for our non-employee directors for 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Option Awards	Total ($)	Equity Footnotes
E. Thomas Fisher	$40,000	$94,967	—	$134,967	(2)
Charles Kissner	$105,385	$94,967	—	$200,352	(2)
Meera Rao	$15,435	—	$169,632	$185,067	(3)
Emiko Higashi	$55,000	$94,967	—	$149,967	(2)
Sanjay Saraf	$40,000	$94,967	—	$134,967	(2)
Necip Sayiner	$7,562	—	$179,104	$186,666	(4)
David Shrigley(5)	$43,934	$94,967	—	$138,901	(2)
Eric Stang	$68,380	$94,967	—	$163,347	(2)

(1)

Amounts shown do not reflect compensation actually received by the non-employee directors. Instead, the amounts shown are the aggregate grant date fair value computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the value of stock and stock option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	8,258 restricted stock units granted on 5/1/19 with a fair value of $11.50 per share.
(3)	40,000 stock options granted on 9/3/19 with exercise price of $12.57 per share.
(4)	40,000 stock options granted on 11/1/19 with exercise price of $13.94 per share.
(5)	Mr. Shrigley served on the board of directors until October 24, 2019

Summary of Director Compensation Plan

Annual Retainer. Each independent director receives an annual retainer of $40,000 in cash. The Chairpersons of the Board and Audit Committee each receive an additional annual retainer of $25,000. The Chairperson of the Compensation Committee receives an additional annual retainer of $20,000. The Chairperson of the Corporate Development Committee, which oversees the Company’s acquisition and divestiture activity, receives an additional annual retainer of $15,000. The Chairperson of the Corporate Governance/Nominating Committee receives an additional annual retainer of $10,000. Each annual retainer is paid in quarterly installments. The annual retainers were not increased for 2019.

Annual Equity Grant. Each independent director receives an annual equity grant of such number of RSUs with an approximate fair market value equal to $160,000 at the time of grant. The RSU grants vest in full at the end of a one-year period, subject to the independent director continuing to serve through each applicable vesting date. If the director discontinues service prior to the vesting of any RSU grant, the Compensation Committee may, in its discretion, permit such grant to vest pro rata for the portion of the year during which such director served.

Initial Equity Grant. Any newly elected independent director joining our Board of Directors will receive an initial option to purchase 40,000 shares of common stock when he or she is first elected as a member of the Board. The term of such options will not exceed ten years. Subject to the terms and conditions of the applicable equity incentive plan, the option grants vest over a four-year period, with one-eighth of shares subject to the option vesting six months after the date of grant and the remaining shares vesting ratably each month thereafter, subject to the independent director continuing to serve through each applicable vesting date.

Each of the options granted to our independent directors was issued under the 2006 Plan or the 2015 Plan, which are plans that are available to all of our employees. As described under “Outstanding Equity Awards at Fiscal Year End — Potential Payments Upon Termination or Change in Control,” the 2006 Plan and the 2015 Plan provide for certain acceleration upon a “change in control” of the Company, as defined under such plans. In addition, with respect to options and any other equity awards granted to non-employee directors that are assumed or substituted for upon a change of control under the 2006 Plan or the 2015 Plan, if the non-employee director is terminated other than upon a voluntary resignation, the options and other equity awards granted to such non-employee director will fully vest and be exercisable with respect to 100% of the shares subject to such options and other equity awards.

Pursuant to the Board’s stock ownership guidelines, each independent director is expected to accumulate and hold an equivalent value of our common stock of three times their annual total cash compensation and to achieve this by five years from the date that the director joined the Board. Directors are expected to maintain this minimum amount of stock ownership throughout their tenure on the Board. As of December 31, 2019, all of our directors were in compliance with this policy.

AUDIT COMMITTEE REPORT

This section shall not be deemed to be “soliciting material,” or to be “filed” with the SEC, is not subject to the liabilities of Section 18 of the Securities Exchange Act and is not to be incorporated by reference into any filing of Rambus under the Securities Act of 1933, as amended, or the Securities Exchange Act, regardless of date or any other general incorporation language in such filing.

Report of the Audit Committee

The following is the report of the Audit Committee of our Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2019, which include our consolidated balance sheets as of December 31, 2019 and 2018 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the fiscal years ended December 31, 2019, 2018 and 2017, and the notes thereto.

Review with Management	The Audit Committee has reviewed and discussed our audited financial statements and management’s report on internal control over financial reporting with management.

Review and Discussions with the Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Accounting Oversight Board (“PCAOB”). The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of PCAOB regarding the independent auditor’s communications with us concerning independence, as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Conclusion	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Respectfully submitted by	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Charles Kissner (Chair) Emiko Higashi Meera Rao Sanjay Saraf

CORPORATE RESPONSIBILITY AND REPUTATION

Rambus recognizes that environmental, social and governance issues are of increasing importance to many investors. At Rambus, we are dedicated to strengthening and improving the quality of life in our communities through partnerships, engagement and employee giving and we believe that working together with our communities creates better outcomes on issues that matter to us all. Corporate responsibility is an enterprise-wide commitment and our Board of Directors monitors and supports our corporate responsibility efforts.

People and Communities

We believe in making a positive impact in the communities where we live and work. From organizations dedicated to health, housing and development, animal welfare and children and families in need — we strive to empower the local community through philanthropic efforts. We also encourage our employees to donate to charitable organizations of their choice and the Company matches gifts to charities up to $1,000 per year per employee. Further, we encourage our employees to volunteer at least eight hours of their time per year to charitable causes. During fiscal 2019, we donated approximately $300,000 to charitable organizations in the U.S. and around the world.

Education

We seek to broaden the educational opportunities of students in our communities who demonstrate a passion for science and technology that extends beyond the classroom. Through science fairs, STEM education, and our “Innovator of the Future” scholarship, we are working to empower the next generation of inventors and are active in our communities when it comes to educational engagement.

Sustainability

We are committed to integrating sustainability into our day-to-day operations to conserve, protect and improve the environment we live in. This is why we chose to work in a LEED, Leadership in Energy and Environmental Design, platinum certified building for our headquarters location. While using less water and reducing greenhouse gas emissions, we also improve energy performance. We consider our efforts here a win, win.

Diversity and Inclusion

We invest in the long-term development and engagement of our employees by aspiring to have an increasingly diverse workforce and inclusive environment, training and development programs and a culture where our people can thrive. We are committed to providing and supporting a work environment that promotes equality of opportunity among our employees. We strive for our workforce to be truly representative of all sections of society and for each employee to feel respected and able to perform at his or her best. In the U.S. 54% of our employee population is considered diverse and 21% is female.

Environmental, Health and Safety Policy

As a leader in innovative solutions and services that drive technology advancements in the semiconductor industry, Rambus is committed to responsible business — for our people and for the environment. This responsibility extends from our operations, to our diverse eco-system of partners, and to our customers. We are committed to continued integration and improvement of environmental, health and safety (EHS) management practices into our business as we continue to invent and offer technology solutions that provide “Data. Faster. Safer.”

To demonstrate our commitment, Rambus strives to:

•	Care for our people and the environment by considering design for EHS principles from a life cycle perspective, in our product design and development, operations and supply chain.

•

Protect our employees, community, and the environment by committing to pollution prevention, as well as to creating an injury-free workplace and safety-based culture. We promote a healthy lifestyle and encourage employee health and wellness and work-life balance.

•	Engage suppliers to advance sustainability efforts, which include the principles outlined in the Responsible Business Alliance (RBA) Code of Conduct (Note: ASE and TSMC are members)

•	Comply with applicable EHS legal and other customer requirements. We also engage with our stakeholders to understand their needs and expectations.

•	Set goals and objectives to address the most significant EHS impacts and risks resulting from our business operations, services and products.

•	Regularly monitor and evaluate our EHS performance results to demonstrate continual improvement.

Rambus leadership has developed and endorses this EHS Policy. In this capacity, leadership is responsible for communicating this policy to our stakeholders, as well as for its effective implementation. All Rambus employees, suppliers and contractors are expected to uphold this policy and adhere to relevant company EHS policies, procedures and requirements. A copy of our Environmental, Health and Safety Policy is available at https://www.rambus.com/corporate-social-responsibility/.

Climate Change Policy

Climate change is a serious environmental, social and economic threat that calls for immediate and collaborative action among all sectors of society. Rambus acknowledges its role in addressing this global issue and is committed to minimizing its greenhouse gas (GHG) emissions by:

•	Implementing consistent practices of scenario planning to model how potential climate futures may impact our business;

•

Taking actions to measure, track, reduce and report our climate footprint, which includes direct and indirect emissions resulting from our operations and our value chain by subscribing to the principles of the Task Force on Climate-related Financial Disclosures (TCFD);

•	Determining appropriate targets for reducing GHG emissions for comparable companies;

•	Making a commitment to follow international guidelines for disposal of electronic waste;

•	Determining appropriate targets for total water consumption;

•	Identifying the risks of its business activities on the environment;

•	Adopting a hazardous waste policy;

•	Determining the portion of energy derived from renewable and non-renewable sources;

•

Preferentially selecting and occupying commercial properties that are Leadership in Energy and Environmental Design (LEED) certified in their design and/or operation. While using less water and reducing greenhouse gas emissions, we also improve energy performance;

•	Considering factors in product design and development that enhance energy efficiency and promote smarter energy use;

•	Administering a commute alternatives program that provides employees incentives to commute by carpool, bike and transit where feasible; and

•	Partnering with organizations that are working to address climate change.

Finally, Rambus leadership takes ownership and monitors our performance in reducing GHG emissions and mitigating climate change by factoring this into our organization’s planning, upskilling, and investment strategies. A copy of our Climate Change Policy is available at https://www.rambus.com/corporate-social-responsibility/.

OTHER MATTERS

The Board does not know of any other matters to be presented during the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered during the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters. It is important that your shares be represented at the meeting (virtually or by proxy), regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jae Kim

Jae Kim

Senior Vice President, General Counsel and Secretary

Sunnyvale, California

March 13, 2020

ATTN: SECRETARY 1050 ENTERPRISE WAY, SUITE 700 SUNNYVALE, CALIFORNIA 94089 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/RMBS2020 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    E95794-P33027 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY RAMBUS INC. The Board of Directors unanimously recommends you vote “For” the following Class I nominees: 1. Election of Directors For Against Abstain    Nominees:    1a. Charles Kissner ! ! !    1b. Necip Sayiner ! ! !    1c. Luc Seraphin ! ! ! The Board of Directors recommends you vote “For” the following proposals: For Against Abstain 2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. ! ! ! 3. Advisory vote to approve named executive officer compensation. ! ! ! 4. Approval of an amendment to the Rambus 2015 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 7,800,000. ! ! ! 5. Approval of an amendment to the Rambus 2015 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by ! ! ! 2,000,000. NOTE: Such other business as may properly come before the meeting or any adjournment of postponement thereof. Please sign exactly as your name appears above. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or in another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership’s name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS APRIL 30, 2020 9:00 a.m. Pacific Time www.virtualshareholdermeeting.com/RMBS2020 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E95795-P33027 Rambus Inc. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 30, 2020. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RAMBUS INC. The undersigned stockholder of Rambus Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated March 13, 2020, and hereby appoints Luc Seraphin and Jae Kim, and each of them as proxies and attorneys-in-fact, each with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Rambus Inc. to be held on April 30, 2020 at 9:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/RMBS2020 and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company held of record by the undersigned as hereinafter specified upon the proposals listed on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. SEE REVERSE SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SIDE